Exhibit 10.26

CREDIT AGREEMENT

dated as of June 22, 2018

by and between

TRANSMEDICS, INC.,

as the Borrower,

and

ORBIMED ROYALTY OPPORTUNITIES II, LP,

as the Lender

i

-ii-

-iii-

Page

SCHEDULES:

Schedule 1.l	Investment Policy

Schedule 6.6	Material Adverse Change

Schedule 6.7(a)	Litigation

Schedule 6.8	Existing Subsidiaries

Schedule 6.11	Collective Bargaining Agreements

Schedule 6.15(a)	Intellectual Property

-iv-

Schedule 6.15(b)(v)	Intellectual Property Not Assigned to Borrower

Schedule 6.15(e)	Infringement Notices

Schedule 6.16	Material Agreements

Schedule 6.19	Transactions with Affiliates

Schedule 6.22	Deposit and Disbursement Accounts

Schedule 8.2(b)	Indebtedness to be Paid

Schedule 8.2(c)	Existing Indebtedness

Schedule 8.3(c)	Existing Liens

Schedule 8.5(a)	Investments

Schedule 10.2	Notice Information

EXHIBITS:

Exhibit A	-	Form of Promissory Note
Exhibit B	-	Form of Loan Request
Exhibit C	-	Form of Compliance Certificate
Exhibit D	-	Form of Guarantee
Exhibit E	-	Form of Security Agreement

-v-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of June 22, 2018 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is by and between TRANSMEDICS, INC., a Delaware corporation (the “Borrower”) and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”). The Borrower and the Lender are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lender provide a senior term loan facility to the Borrower in an aggregate principal amount of $65,000,000 (with $35,000,000 available at the Closing, $5,000,000 available on or prior to the Tranche A Delayed Draw Closing Date, $5,000,000 available on or prior to the Tranche B Delayed Draw Closing Date, and $20,000,000 available on or prior to the Tranche C Delayed Draw Closing Date, in each case, subject to the terms and conditions set forth herein); and

WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitment and make the Loans to the Borrower;

NOW, THEREFORE, the parties hereto agree as follows.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.    Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Affiliate” of any Person means any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. “Control” (and its correlatives) by any Person means (a) the power of such Person, directly or indirectly, (i) to vote 10% or more of the Voting Securities (determined on a fully diluted basis) of another Person, or (ii) to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise), or (b) ownership by such Person of 10% or more of the Capital Securities of another Person.

“Agreement” is defined in the preamble.

“Applicable Margin” means 8.50%.

“Authorized Officer” means, relative to the Borrower or any of the Subsidiaries, those of its officers, general partners, managing board members or managing members (as applicable) whose signatures and incumbency shall have been certified to the Lender pursuant to Section 5.2.

“AWA” means the Animal Welfare Act, 7 U.S.C. § 2131, et seq., the regulations at 9 C.F.R. Parts 1-3 and any applicable USDA Policy or Guidance.

“Benefit Plan” means any employee benefit plan, as defined in section 3(3) of ERISA, that either: (i) is a “multiemployer plan,” as defined in section 3(37) of ERISA, (ii) is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA, or (iii) provides welfare benefits to terminated employees, other than to the extent required by section 4980B(f) of the Code and the corresponding provisions of ERISA or similar local law.

“Borrower” is defined in the preamble.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Capital Securities” means, with respect to any Person, all shares of, interests or participations in, or other equivalents in respect of (in each case however designated, whether voting or non-voting), of such Person’s capital stock, whether now outstanding or issued after the Closing Date.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases (or a finance lease upon adoption by the Borrower of ASU No. 2016-02, Leases (Topic 842)), and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Equivalent Investment” means, at any time:

(a)        any direct obligation of (or unconditionally guaranteed by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after such time;

(b)        commercial paper maturing not more than one year from the date of issue, which is issued by a corporation (other than an Affiliate of the Borrower or any of the Subsidiaries) organized under the laws of any state of the United States or of the District of Columbia and rated A-l or higher by S&P or P-1 or higher by Moody’s; or

(c)        any certificate of deposit, demand or time deposit or bankers acceptance, maturing not more than 180 days after its date of issuance, which is issued by or placed with any bank or trust company organized under the laws of the United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000;

(d)        investments in money market mutual funds at least 95% of the assets of which are comprised of securities of the types described in clauses (a) through (c) of this definition; or

(e)        other investments made in accordance with the Borrower’s Investment Policy.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CFC” means a person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holdco” means a Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, all or substantially all of the assets of which consist of equity interests or debt of one or more CFCs.

“cGCP” means the then current Good Clinical Practices that establish the national and international ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that are promulgated or endorsed for the United States by the FDA (including through ICH E6 and 21 CFR Parts 50, 54, 56 and 812) and for outside the United States by comparable Governmental Authorities.

“cGMP” means the then current good manufacturing practices and regulatory requirements for or concerning manufacturing practices for devices that are promulgated for the United States by the FDA (including through 21 CFR Part 820) and for outside the United States by comparable Governmental Authorities.

“Change in Control” means and shall be deemed to have occurred if (i) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act) shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 45% of the Voting Securities of the Borrower; (ii) a majority of the seats (other than vacant seats) on the board of directors (or equivalent) of the Borrower shall at any time be occupied by persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed by directors so nominated, or (iii) the Borrower shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Subsidiaries (except for any transfer of 100% of the issued and outstanding Capital Securities of any Subsidiary in accordance with Section 8.8(viii)); provided that the occurrence of a Qualified IPO shall not, in and of itself, constitute a Change in Control.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of the making of the Initial Loan hereunder, which in no event shall be later than June 22, 2018.

“Closing Date Certificate” means a closing date certificate executed and delivered by an Authorized Officer of the Borrower in form and substance satisfactory to the Lender.

“CMS” means the U.S. Center for Medicare & Medicaid Services.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended from time to time.

“Commitment” means the Lender’s obligation (if any) to make Loans hereunder.

“Commitment Amount” means the Initial Commitment Amount plus the Tranche A Delayed Draw Commitment Amount plus the Tranche B Delayed Draw Commitment Amount plus the Tranche C Delayed Draw Commitment Amount.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto, together with such changes thereto as the Lender may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with the financial covenants contained herein.

“Confidential Information” means any and all information or material (whether written or oral, or in electronic or other form) that, at any time before, on or after the Closing Date, has been or is provided or communicated to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby, and shall include the existence and terms of this Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the stated or determined amount of the outstanding amount of the debt, obligation or other liability guaranteed thereby, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control” is defined within the definition of “Affiliate”.

“Controlled Accounts” is defined in Section 7.13(a).

“Copyrights” means all copyrights, whether statutory or common law, and all exclusive and nonexclusive licenses from third parties or rights to use copyrights owned by such third parties, along with any and all (i) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by the Borrower or any of the Subsidiaries in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Credit Agreement Termination Date” means the date on which all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash and the Commitment shall have terminated.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), investment account (including securities accounts) or other account in which funds are held or invested to or for the credit or account of the Borrower or any Material Subsidiary.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disclosing Party” means the Party disclosing Confidential Information.

“Disposition” (or similar words such as “Dispose”! means any sale, transfer, lease, license, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or the Subsidiaries’ assets (including accounts receivable and Capital Securities of the Subsidiaries) to any other Person (other than to the Borrower or any of the Subsidiaries) in a single transaction or series of transactions.

“Disqualified Capital Securities” shall mean any Capital Securities that, by their terms (or by the terms of any security or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Capital Securities), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Capital Securities) (except as a result of a Change in Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change in Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Capital Securities that would constitute Disqualified Capital Securities, in each case, prior to the date that is one hundred and eighty-one (181) days after the Maturity Date; provided that if such Capital Securities are issued pursuant to a plan for the benefit of employees of the Borrower or any of the Subsidiaries, or by any such plan to such employees, such Capital Securities shall not constitute Disqualified Capital Securities solely because they may be required to be repurchased by the Borrower or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dutch Controlled Account” is defined in Section 7.13(a).

“Dutch Security Documents” means (a) the Dutch Security Agreement and (b) that certain Dutch law pledge of shares in the capital of the Dutch Subsidiary, dated as of the Closing Date, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among the Borrower, as pledgor, the Lender, as pledgee, and the Dutch Subsidiary.

“Dutch Security Agreement” means that certain Dutch law security agreement, dated as of the Closing Date, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among the Dutch Subsidiary, as pledgor, and the Lender, as pledgee.

“Dutch Subsidiary” means TransMedics B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Netherlands law, trade register number 18085728.

“EMA” means the European Medicines Agency or any successor entity.

“Environmental Laws” means all federal, state, local or international laws, statutes, rules, regulations, codes, directives, treaties, requirements, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, natural resources, Hazardous Material or health and safety matters.

“Environmental Liability” means any liability, loss, claim, suit, action, investigation, proceeding, damage, commitment or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or affecting the Borrower or any Subsidiary directly or indirectly arising from, in connection with or based upon (i) any Environmental Law or Environmental Permit, (ii) the generation, use, handling, transportation, storage, treatment, recycling, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Materials, or (iii) any contract, agreement, penalty, order, decree, settlement, injunction or other arrangement (including operation of law) pursuant to which liability is assumed, entered into, inherited or imposed with respect to any of the foregoing.

“Environmental Permit” is defined in Section 6.7(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member, or (iii) any member of an affiliated service group within the meaning of section 414(m) or 414(o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“Event of Default” is defined in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” is defined in Section 7.13(a).

“Excluded Foreign Subsidiary” means any Subsidiary of the Borrower organized under the laws of a jurisdiction outside of the United States that is a CFC and any Subsidiary of the Borrower that is a CFC Holdco.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“FD&C Act” means the U.S. Food, Drug, and Cosmetic Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Fiscal Quarter” means a 13 week quarter based on the Borrower’s 4 week/4 week/5 week quarterly fiscal calendar with the fiscal year ending on the last Saturday of December for any given fiscal year.

“Fiscal Year” means any period of twelve consecutive fiscal months ending on the last Saturday in December; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2017 Fiscal Year”) refer to the Fiscal Year ending on the last Saturday of December of such calendar year.

“Foreign Lender” means a Lender that is organized under the laws of a jurisdiction outside of the United States.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“FTC Act” means the Federal Trade Commission Act.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee” means the guarantee executed and delivered by an Authorized Officer of each Subsidiary, substantially in the form of Exhibit D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Guarantors” means any Person that signs a Guarantee, including, for the avoidance of doubt, all Material Subsidiaries.

“Hazardous Material” means any material, substance, chemical, mixture or waste which is capable of damaging or causing harm to any living organism, the environment or natural resources, including all explosive, special, hazardous, polluting, toxic, industrial, dangerous, biohazardous, medical, infectious or radioactive substances, materials or wastes, noise, odor, electricity or heat, and including petroleum or petroleum products, byproducts or distillates, asbestos or asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, radon gas, ozone-depleting substances, greenhouse gases, and all other substances or wastes of any nature regulated pursuant to any Environmental Law or as to which any Governmental Authority requires investigation, reporting or remedial action.

“Headcount” is defined in Section 7.1(a).

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“HRSA” means the United States Health Resources & Services Administration and any successor entity.

“Investigational Application” means an application, including an application filed with a Regulatory Agency, for authorization to commence human clinical studies or distribute an investigational product, including (a) an Investigational Device Exemption (“IDE”) as defined in the FD&C Act or any successor application or procedure filed with the FDA, (c) an abbreviated IDE as specified in FDA regulations in 21 C.F.R. § 812.2(b), (d) any equivalent of a United States IDE in other countries or regulatory jurisdictions, and (e) all amendments, extensions and renewals thereof that may be filed with respect to the foregoing.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower (i) which is of a “going concern” or similar nature other than any such qualification when substantial doubt is raised that is based solely on a determination that the Borrower may not have sufficient cash or other available resources to run the business but is alleviated by Management’s Plans (Substantial Doubt Does Not Exist) as referenced in ASC 205-40-50-12, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to the removal of such qualification or exception, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means:

(a)        all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b)        all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c)        all Capitalized Lease Liabilities of such Person and all obligations of such Person arising under Synthetic Leases;

(d)        net Hedging Obligations of such Person;

(e)        all obligations of such Person in respect of Disqualified Capital Securities;

(f)        whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(g)        all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Infringement” and “Infringes” mean the misappropriation or other violation of know-how, trade secrets, confidential information, and/or Intellectual Property.

“Initial Commitment Amount” means $35,000,000.

“Initial Commitment Termination Date” means the earliest to occur of (i) the Closing Date (immediately after the making of the Initial Loan on such date), and (ii) June 22, 2018, if the Initial Loan shall not have been made hereunder prior to such date.

“Initial Loan” is defined in Section 2.1.

“Intellectual Property” means all (i) Patents and all patent applications of any type, registrations and renewals, reissues, reexaminations and patent rights in any lawful form thereof; (i) Trademarks and all applications, registrations and renewals thereof; (iii) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals therefor; (iv) computer software, databases, data and documentation; (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, inventions, manufacturing processes and techniques, research and development information, data and other information included in or supporting Regulatory Authorizations; (vi) financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information; (vii) other intellectual property or similar proprietary rights; and (viii) any and all improvements to any of the foregoing.

“Interest Period” means, (a) initially, the period beginning on (and including) the date on which the Initial Loan is made hereunder pursuant to Section 2.3 and ending on (and including) the last day of the calendar quarter in which the Loan was made, and (b) thereafter, the period beginning on (and including) the first day of each succeeding calendar quarter and ending on the earlier of (and including) (x) the last day of such calendar quarter and (y) the Maturity Date.

“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Contingent Liabilities in favor of any other Person, and (iii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Investment Policy” means Borrower’s investment policy in the form attached hereto as Schedule 1.1 as such investment policy may be amended, modified, supplemented or restated from time to time with the consent of the Lender (which consent shall not be unreasonably withheld).

“Key Permits” means all Permits relating to the Products, which Permits are material to the business of the Borrower and the Subsidiaries, taken as a whole.

“knowledge” of the Borrower means the knowledge of any officer of the Borrower or any Subsidiary, after due inquiry.

“Laws” is defined in Section 6.18(a).

“Lender” is defined in the preamble.

“LIBO Rate” means the three-month London Interbank Offered Rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London, England time), from the appropriate Bloomberg or Telerate page selected by the Lender (or any successor or similar source determined by the Lender from time to time), which shall be that three-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the last Business Day of the relevant Fiscal Quarter, adjusted for any reserve requirement such rate to be rounded up to the nearest 1/16 of 1% and such rate to be reset quarterly as of the first Business Day of each Fiscal Quarter; provided that (a) if the LIBO Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement, and (b) if the LIBO Rate shall be greater than 4.00%, such rate shall be deemed to be 4.00% for the purposes of this Agreement. If the Initial Loan is advanced other than on the first Business Day of a Fiscal Quarter, the initial LIBO Rate shall be that three-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the date of the Initial Loan, which rate shall be in effect until (and including) the last Business Day of the Fiscal Quarter next ending. The Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Liquidity” means, at any time, an amount determined for the Borrower equal to the sum of unrestricted cash-on-hand and Cash Equivalent Investments of the Borrower and its Subsidiaries, to the extent held in a Controlled Account

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Agreement, the Dutch Security Documents, each other agreement pursuant to which the Lender is granted a Lien to secure the Obligations (including any mortgages entered into pursuant to Section 7.8). the Guarantee, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loan Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

“Loans” means the Initial Loan, the Tranche A Delayed Draw Loan, the Tranche B Delayed Draw Loan and the Tranche C Delayed Draw Loan.

“Make-Whole Amount” means, on any date of determination, with respect to any amount of the Loans that is repaid or prepaid or required to be repaid or prepaid, an amount equal to the amount, if any, by which (a) the present value as of such date of determination (as determined by the Lender in accordance with customary practice) of (i) one hundred and nine percent (109%) of the principal amount of the Loans prepaid or required to be prepaid plus (ii) all required interest payments due on the principal amount of the Loans prepaid or required to be prepaid through and including the first anniversary of the Closing Date, in each case computed using a discount rate equal to the Three Month Treasury Rate plus one half of one percent (0.50%), exceeds (b) the principal amount of the Loans prepaid or required to be prepaid; provided that for purposes of the calculation in this definition, the LIBO Rate in effect on the date of determination shall be deemed to remain in effect from such date through the Maturity Date.

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of the Borrower or of the Borrower and the Subsidiaries taken as a whole, (ii) the rights and remedies of the Lender under any Loan Document or (iii) the ability of the Borrower or any Subsidiary to perform its Obligations under any Loan Document.

“Material Agreements” means (i) each contract or agreement to which the Borrower or any Subsidiary is a party involving aggregate annual payments of more than $750,000, whether such payments are being made by the Borrower or any Subsidiary to a non-Affiliated Person, or by a non-Affiliated Person to the Borrower or any Subsidiary; and (ii) all other contracts or agreements, individually or in the aggregate, material to the business, operations, assets, prospects, conditions (financial or otherwise), performance or liabilities of the Borrower or any Subsidiary.

“Material Subsidiary” means each Subsidiary, which (i) holds right, title or interest in any Intellectual Property, (ii) holds or maintains any material Regulatory Authorization, whether now in effect or hereafter issued by any Regulatory Agency, including any Key Permits received from the FDA and any CE mark, other than any Regulatory Authorization (other than Key Permits received from the FDA and any CE mark) required by Law to be owned by a Subsidiary which does not qualify as a Material Subsidiary under clause (i) and clauses (iii)-(vii) of this definition, (iii) conducts business operations other than commercial sales, (iv) is party to any Material Agreement (other than leases of real property) other than any Material Agreement between such Subsidiary and the Borrower or another Subsidiary, (v) has, together with its Subsidiaries, assets with a book value and fair market value exceeding $500,000 in the aggregate; provided that, if at any time the assets with a book value and fair market value attributable to all Subsidiaries that are not Material Subsidiaries exceeds $1,000,000 in the aggregate, the Borrower (or in the event the Borrower has failed to do so within five days, the Lender) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries, (vi) has cash or cash equivalents exceeding $200,000 individually; provided that, if at any time the cash or cash equivalents attributable to all Subsidiaries that are not Material Subsidiaries exceeds $400,000, the Borrower (or in the event the Borrower has failed to do so within five days, the Lender) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries, and (vii) as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 7.1(b) or 7.1(c) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.1(b) or 7.1(c). the most recent financial statements referred to in Section 5.6), contributed greater than 10% of the Revenue Base for such period; provided that, if at any time the Revenue Base attributable to all Subsidiaries that are not Material Subsidiaries exceeds 10% of the Revenue Base for any such period, the Borrower (or in the event the Borrower has failed to do so within five days, the Lender) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Maturity Date” means June 22, 2023.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Asset Sales Proceeds” means, with respect to a Disposition after the Closing Date by the Borrower or any Subsidiary to any Person of any assets of the Borrower or any Subsidiary, the gross cash proceeds in excess of $500,000, individually or in the aggregate through the Termination Date, received by the Borrower or such Subsidiary from such Disposition, other than proceeds that are used to replace the assets Disposed of with like or similar assets of substantially equal or better value or utility or are otherwise reinvested in assets (other than inventory (raw or finished goods)) then used or usable in the business of the Borrower and its Subsidiaries, in each case, within 180 days of receipt of such proceeds, over all reasonable and customary costs and expenses (other than costs and expenses payable to Affiliates of the Borrower), and including Taxes payable (or estimated in good faith to be payable) by the recipient of such proceeds, incurred in connection with such Disposition which have not been paid to Affiliates of the Borrower in connection therewith.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any Subsidiary in connection with such Casualty Event, other than proceeds that are used to repair or replace the assets subject to such Casualty Event within 180 days of receipt of such proceeds with respect to such Casualty Event with like or similar assets of substantially equal or better value and utility, in excess of $500,000, individually or in the aggregate through the Termination Date (in each case net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lender) which holds a first priority Lien permitted by clause (f) of Section 8.3 on the property which is the subject of such Casualty Event.

“Net Revenue” means net sales, distribution income, service payments, license income, and other forms of consideration, in each case, received by the Borrower and the Subsidiaries from commercial sales of Products, as determined in accordance with GAAP. Net Revenue (x) shall be determined in a manner consistent with the methodologies, practices and procedures used in developing the Borrower’s audited financial statements and (y) for the avoidance of doubt, shall not include any sales, distribution income, service payments, license income and other forms of consideration, in each case, received by the Borrower and the Subsidiaries in connection with any clinical trial.

“Non-Excluded Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, other than (a) Taxes imposed on or measured by a Person’s net income (however denominated), and franchise Taxes with respect to the Lender (i) imposed by any Governmental Authority in a jurisdiction under the laws of which the Lender is organized or has its principal office or in which it maintains its applicable lending office or (ii) that are imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), (b) branch profits taxes imposed by the United States or any similar tax (i) imposed by any other jurisdiction described in clause (a)(i) above or (ii) that is described in clause (a)(ii) above, (c) Taxes assessed on a Person under the laws of the Netherlands, if and to the extent such Tax becomes payable as a result of such Person having a substantial interest (aanmerkelijk belang) as defined in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) in a Subsidiary that is resident in the Netherlands for Dutch tax purposes and (d) (i) any withholding Tax that is imposed by the United States on amounts payable to a Lender at the time such Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.3(a). (ii) any Taxes attributable to such Person’s failure to comply with Section 4.3(e) and (f), or (iii) any withholding Taxes or other amounts imposed or payable under FATCA.

“NOTA” means the United States National Organ Transplant Act, 42 U.S.C. § 274, et. seq., as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Note” means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the outstanding amount of the Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each Subsidiary arising under or in connection with a Loan Document and the principal of and premium, if any, and interest

(including interest accruing during the pendency of any proceeding of the type described in Section 9.1(h). whether or not allowed in such proceeding) on the Loans.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organ Care System” means the three components of the Organ Care System: (1) the portable hardware console, (2) the organ specific sterile disposable perfusion set, and (3) the organ specific pharmaceutical solution for the perfusion and replenishment of needed substrates. For the avoidance of doubt, the Organ Care System shall include all current and future iterations of the Organ Care System, including, but not limited to, OCS Lung and OCS Heart.

“Organic Document” means, relative to the Borrower or any Subsidiary, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to the Borrower’s or such Subsidiary’s Capital Securities.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office or other relevant intellectual property registry which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property.

“Other Taxes” means any and all stamp, documentary or similar Taxes that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document (excluding, for the avoidance of doubt, Taxes described in clauses (a), (b) or (c) of the definition of Non- Excluded Taxes).

“Party” and “Parties” have the meanings set forth in the preamble.

“Patent” means any patent, any type of patent application or invention disclosure, including all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, inter partes review, post-grant review by any Governmental Authority, renewals, extensions, adjustments, restorations, supplemental protection certificates and patent rights in any form and other additions in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by the Borrower or any of the Subsidiaries in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws and Regulatory Authorizations.

“Permitted Acquisition” means the purchase or other acquisition of all of the Capital Securities (other than qualifying directors shares) in, or all or substantially all of the property of or all or substantially all of any business or division of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each Permitted Acquisition:

(a)        any such newly-created or acquired Subsidiary shall comply with the requirements of Section 7.8, to the extent applicable, and the Lender shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest, subject only to Liens permitted under Section 8.3. in the property (including, without limitation, equity interests) acquired with respect to the entity acquired, to the extent required by Section 7.8:

(b)        the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted pursuant to Section 8.1:

(c)        in the case of a purchase or other acquisition of the Capital Securities of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such purchase or other acquisition;

(d)        the total cash and non-cash consideration paid by or on behalf of the Borrower and the Subsidiaries for any such purchase or other acquisition, when aggregated with the consideration paid by or on behalf of the Borrower and the Subsidiaries for all other Permitted Acquisitions after the Closing Date shall not exceed the aggregate amount of $1,500,000 in any Fiscal Year and an aggregate cumulative amount of $3,000,000;

(e)        immediately before and after giving effect to any such purchase or other acquisition, no Default or Event of Default, shall exist or result therefrom; and

(f)        the Borrower shall have delivered to the Lender, at least 10 Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a written notice describing such transaction, and thereafter, if requested by the Lender for any such transaction involving consideration in excess of $1,000,000, (i) historical financial statements of or related to the Person or assets to be acquired, (ii) twelve month projections for such Person or assets to be acquired and for the Borrower after giving effect to such transaction, and (iii) material documentation and other information relating to such transaction and reasonably requested by the Lender.

“Permitted Subordinated Indebtedness” means Indebtedness incurred after the Closing Date by the Borrower or the Subsidiaries that is (i) subordinated to the Obligations and all other Indebtedness owing from the Borrower or the Subsidiaries to the Lender pursuant to a written subordination agreement satisfactory to the Lender in its sole discretion and (ii) in an amount and on terms approved by the Lender in its sole discretion.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“PHSA” means the Public Health Service Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“PIK Interest” has the meaning set forth in Section 3.4(a)(ii).

“Prime Rate” means (i) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Lender) or any similar release by the Federal Reserve Board (as reasonably determined by the Lender), minus (ii) 1.00%; provided that (a) if the Prime Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement, and (b) if the Prime Rate shall be greater than 4.00%, such rate shall be deemed to be 4.00% for the purposes of this Agreement.

“Privacy Laws” means all applicable security and privacy standards regarding protected health information under (i) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder (collectively “HIPAA”) and (ii) any applicable state privacy Laws.

“Product” means (i) the Organ Care System and (ii) any current or future service or product (including software products and services) researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by the Borrower or any of its Affiliates, including any such product in development or which may be developed.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers (including human tissue supply agreements), manufacturers, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to any such entity.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Purchase Money Indebtedness” means Indebtedness (1) consisting of the deferred purchase price for equipment, software or other Intellectual Property incurred in connection with the acquisition of such equipment, software or other Intellectual Property, where the amount of such Indebtedness does not exceed the greater of (a) the cost of the equipment, software or other Intellectual Property being financed and (b) the fair market value of such equipment, software or other Intellectual Property; and (2) incurred to finance such acquisition by the Borrower or a Subsidiary of such equipment, software or other Intellectual Property; provided, however, that such Indebtedness is incurred prior to or within 180 days after such acquisition.

“Qualified Capital Securities” shall mean any Capital Securities that are not Disqualified Capital Securities.

“Qualified IPO” means an underwritten initial public offering of the Capital Securities of Borrower or any direct or indirect parent of Borrower which generates cash proceeds of at least $50,000,000 and results in a listing of such entity’s Capital Securities on a public securities exchange; provided that such direct or indirect parent, if any, shall have become a Guarantor hereunder.

“Receiving Party” means the Party receiving Confidential Information.

“Recipient” is defined in Section 10.14.

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, testing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product of the Borrower or any of the Subsidiaries, including CMS, FDA, HRSA and all similar agencies in other jurisdictions, and includes Standard Bodies.

“Regulatory Authorizations” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, listings, certifications, licenses and permits granted by, submitted to or filed with any Regulatory Agencies necessary for the testing, manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of any Product in any country or jurisdiction, including any Investigational Application.

“Related Parties” means the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Borrower and the Subsidiaries.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure.

“Repayment Premium” means a premium of

(a)        the Make-Whole Amount with respect to the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the Tranche A Delayed Draw Loan, the Tranche B Delayed Draw Loan or the Tranche C Delayed Draw Loan, as applicable, if such prepayment or repayment is made or first required to be made on or prior to the 12-month anniversary of the Closing Date;

(b)        nine percent (9%) of the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the Tranche A Delayed Draw Loan, the Tranche B Delayed Draw Loan or the Tranche C Delayed Draw Loan, as applicable, if such prepayment or repayment is not first required to be made prior to, and is made or first required to be made after, the 12-month anniversary of the Closing Date, but on or prior to the 24-month anniversary of the Closing Date;

(c)        four and one-half percent (4.5%) of the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the Tranche A Delayed Draw Loan, the Tranche B Delayed Draw Loan or the Tranche C Delayed Draw Loan, as applicable, if such prepayment or repayment is not first required to be made prior to, and is made or first required to be made after, the 24-month anniversary of the Closing Date, but on or prior to the 36-month anniversary of the Closing Date; or

(d)        zero percent (0%) of the principal amount of any prepayment or repayment of the Borrower on the Initial Loan, the Tranche A Delayed Draw Loan, the Tranche B Delayed Draw Loan or the Tranche C Delayed Draw Loan, as applicable, if such prepayment or repayment is not first required to be made on or prior to, and is first made or required to be made after, the 36-month anniversary of the Closing Date.

“Restricted Payment” means (i) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrower or any Subsidiary or otherwise.

“Revenue Base” means, with respect to any period, the Net Revenues of all Products for such period.

“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw- Hill Companies, Inc., and any successor thereto.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OF AC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Security Agreement” means the Pledge and Security Agreement executed and delivered by each of the parties thereto, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such

Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the property of such Person would constitute an unreasonably small capital and (v) such Person has not executed this Agreement or any other Loan Document, or made any transfer or incurred any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Termination Date” means the date on which all Obligations have been paid in full in cash and the Commitment shall have terminated.

“Third Party” means any Person other than the Borrower or any of the Subsidiaries.

“Three Month Treasury Rate” means, as of any date of determination, the weekly average yield as of such date of determination of actually traded United States Treasury securities adjusted to a constant maturity of three (3) months (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two (2) Business Days prior to such date of determination (or, if such Federal Reserve Statistical Release H. 15(519) is no longer published, any publicly available source of similar market data)).

“Trade Secrets” has the meaning assigned to such term in the Security Agreement.

“Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin, and all applications and registrations therefor, together with all of the goodwill associated therewith.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by the Borrower or any of the Subsidiaries substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Tranche A Delayed Draw Closing Date” means the date of the making of the Tranche A Delayed Draw Loan hereunder, which in no event shall be later than April 30, 2019.

“Tranche A Delayed Draw Commitment Amount” means $5,000,000.

“Tranche A Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the Tranche A Delayed Draw Closing Date (immediately after the making of the Tranche A Delayed Draw Loan on such date), (ii) April 30, 2019, and (iii) June 22, 2018, if the Initial Loan shall not have been made hereunder prior to such date.

“Tranche A Delayed Draw Loan” is defined in Section 2.1.

“Tranche B Delayed Draw Closing Date” means the date of the making of the Tranche B Delayed Draw Loan hereunder, which in no event shall be later than April 30, 2019.

“Tranche B Delayed Draw Commitment Amount” means $5,000,000.

“Tranche B Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the Tranche B Delayed Draw Closing Date (immediately after the making of the Tranche B Delayed Draw Loan on such date), (ii) April 30, 2019, and (iii) June 22, 2018, if the Initial Loan shall not have been made hereunder prior to such date.

“Tranche B Delayed Draw Loan” is defined in Section 2.1.

“Tranche C Delayed Draw Closing Date” means the date of the making of the Tranche C Delayed Draw Loan hereunder, which in no event shall be later than April 30, 2020.

“Tranche C Delayed Draw Commitment Amount” means $20,000,000.

“Tranche C Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the Tranche C Delayed Draw Closing Date (immediately after the making of the Tranche C Delayed Draw Loan on such date), (ii) April 30, 2020, (iii) June 22, 2018, if the Initial Loan shall not have been made hereunder prior to such date and (iv) April 30, 2019, if the Tranche A Delayed Draw Loan shall not have been made hereunder prior to such date.

“Tranche C Delayed Draw Loan” is defined in Section 2.1.

“U.S. Controlled Account” is defined in Section 7.13(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Lender pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Upfront Fee” is defined in Section 3.9(a).

“USDA” means the United States Department of Agriculture.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“wholly owned Subsidiary” means any direct or indirect Subsidiaries of the Borrower, all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

SECTION 1.2.      Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the schedules attached hereto.

SECTION 1.3.      Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4.      Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 8.4 and the definitions used in such calculations) shall be made, in accordance with GAAP, as in effect from time to time; provided that, if either the Borrower or the Lender requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and the Subsidiaries, in each case without duplication.

ARTICLE II

COMMITMENT AND BORROWING PROCEDURES

SECTION 2.1.    Commitment. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Initial Loan”) to the Borrower on the Closing Date in an amount equal to (but not less than) the Initial Commitment Amount. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Tranche A Delayed Draw Loan”) to the Borrower on the Tranche A Delayed Draw Closing Date in an amount equal to (but not less than) the Tranche A Delayed Draw Commitment Amount. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Tranche B Delayed Draw Loan”) to the Borrower on the Tranche B Delayed Draw Closing Date in an amount equal to (but not less than) the Tranche B Delayed Draw Commitment Amount. On the terms and subject to the conditions of this Agreement, the Lender agrees to make a term loan (the “Tranche C Delayed Draw Loan”) to the Borrower on the Tranche C Delayed Draw Closing Date in an amount equal to (but not less than) the Tranche C Delayed Draw Commitment Amount. No amounts paid or prepaid with respect to the Loans may be reborrowed.

SECTION 2.2.    Borrowing Procedure. The Borrower may irrevocably request that the Initial Loan be made by delivering to the Lender a Loan Request on or before 10:00 a.m. on a Business Day at least three Business Days prior to the proposed Closing Date. The Borrower may irrevocably request that the Tranche A Delayed Draw Loan be made by delivering to the Lender a Loan Request on or before 10:00 a.m. on a Business Day at least three Business Days prior to the proposed Tranche A Delayed Draw Closing Date. The Borrower may irrevocably request that the Tranche B Delayed Draw Loan be made by delivering to the Lender a Loan Request on or before 10:00 a.m. on a Business Day at least three Business Days prior to the proposed Tranche B Delayed Draw Closing Date. The Borrower may irrevocably request that the Tranche C Delayed Draw Loan be made by delivering to the Lender a Loan Request on or before 10:00 a.m. on a Business Day at least three Business Days prior to the proposed Tranche C Delayed Draw Closing Date.

SECTION 2.3.    Funding. After receipt of the Loan Request for the Initial Loan, the Lender shall, on the Closing Date and subject to the terms and conditions hereof, make the requested proceeds of the Initial Loan available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request. After receipt of the Loan Request for the Tranche A Delayed Draw Loan, the Lender shall, on the Tranche A Delayed Draw Closing Date and subject to the terms and conditions hereof, make the requested proceeds of the Tranche A Delayed Draw Loan available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request. After receipt of the Loan Request for the Tranche B Delayed Draw Loan, the Lender shall, on the Tranche B Delayed Draw Closing Date and subject to the terms and conditions hereof, make the requested proceeds of the Tranche B Delayed Draw Loan available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request. After receipt of the Loan Request for the Tranche C Delayed Draw Loan, the Lender shall, on the Tranche C Delayed Draw Closing Date and subject to the terms and conditions hereof, make the requested proceeds of the Tranche C Delayed Draw Loan available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request.

SECTION 2.4.      Reduction of the Commitment Amounts. The Initial Commitment Amount shall automatically and permanently be reduced to zero on the Initial Commitment Termination Date. The Tranche A Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Tranche A Delayed Draw Commitment Termination Date. The Tranche B Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Tranche B Delayed Draw Commitment Termination Date. The Tranche C Delayed Draw Commitment Amount shall automatically and permanently be reduced to zero on the Tranche C Delayed Draw Commitment Termination Date.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.      Repayments and Prepayments; Application. The Borrower agrees that the Loans, and any fees or interest accrued or accruing thereon, shall be repaid and prepaid solely in U.S. Dollars pursuant to the terms of this Article III.

SECTION 3.2.      Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of the Loans on the Maturity Date. Prior thereto, payments and prepayments of the Loans shall be made as set forth below.

(a)        The Borrower shall have the right, with at least three Business Days’ notice to the Lender, at any time and from time to time to prepay any unpaid principal amount of the Loans, in whole or in part.

(b)        Within three Business Days of receipt by the Borrower or any Subsidiary of any (i) Net Casualty Proceeds or (ii) Net Asset Sales Proceeds (other than any Net Asset Sales Proceeds from any Disposition permitted under clauses (i) through (vii) of Section 8.8), the Borrower shall notify the Lender thereof. If requested by the Lender, the Borrower shall within three Business Days of such request make a mandatory prepayment of the Loans, in an amount equal to 100% of such proceeds (or such lesser amount as the Lender may specify on the date of such request), to be applied as set forth in Section 3.3.

(c)        The Borrower shall repay the Loans in full immediately upon any acceleration of the Maturity Date thereof pursuant to Section 9.2 or Section 9.3, unless, pursuant to Section 9.3, only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

SECTION 3.3.      Application. Except as provided in Section 4.4(b). amounts repaid or prepaid in respect of the outstanding principal amount of the Loans pursuant to clauses (b) or (c) of Section 3.2 shall be applied pro rata to the Initial Loan, the Tranche A Delayed Draw Loan, the Tranche B Delayed Draw Loan and the Tranche C Delayed Draw Loan.

SECTION 3.4.      Interest Rate.

(a)        During any applicable Interest Period:

(i)        Interest payable in cash by the Borrower shall accrue on the Loans during such Interest Period at a rate per annum equal to the LIBO Rate plus the Applicable Margin; provided that notwithstanding anything herein to the contrary, interest payable in cash shall in no event accrue a rate period in excess of 11.50% per annum; and

(ii)        the Loans shall accrue additional interest (“PIK Interest”), if any, during such Interest Period at a rate per annum equal to the difference (if positive) of (x) the sum of (A) the LIBO Rate plus (B) the Applicable Margin, minus (y) 11.50%, and such PIK Interest shall be added to the outstanding principal amount of the Loans on the last day of each Fiscal Quarter until the Maturity Date.

(b)        The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

(c)        All references hereunder to the principal amount of the Loans shall include any PIK Interest, if any, so added to the principal.

SECTION 3.5.      Alternate Rate of Interest.

(a)        If prior to the commencement of any Interest Period for a Loan the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, then the Lender shall give notice thereof to the Borrower by telephone (confirmed by e-mail transmission) or e-mail as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (A) any continuation of any Loan as a LIBO Rate Loan shall be ineffective and such Loan shall be continued on the last day of the Interest Period applicable thereto as a Loan with interest calculated pursuant to Section 3.4 but using the Prime Rate (instead of the LIBO Rate) and (B) any Loan Request that requests a LIBO Rate Loan shall be ineffective and such Loan shall be made as a Loan with interest calculated pursuant to Section 3.4 but using the Prime Rate (instead of the LIBO Rate).

(b)        If at any time the Lender determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.5(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.5(a) have not arisen but the supervisor for the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, then the Lender and the Borrower shall endeavor to establish an alternate rate of interest to that based on the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes as the Lender and the Borrower may determine to be appropriate. Until an alternate rate of interest shall be determined in accordance with this Section 3.5(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.5(b). only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis), clauses (A) and (B) of Section 3.5(a) shall be applicable.

SECTION 3.6.      Default Rate. At all times commencing upon the date any Event of Default occurs, and is continuing until such Event of Default is no longer continuing, the Applicable Margin shall be increased by 4% per annum.

SECTION 3.7.      Payment Dates. Interest accrued on the Loans shall be payable in cash, without duplication:

(a)        on the Maturity Date therefor;

(b)        on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c)        other than with respect to the PIK Interest, on the last day of each calendar quarter; provided that if such day is not a Business Day, then such payment shall be made on the next succeeding Business Day; and

(d)        on that portion of the Loans that is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration. Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.8.      Repayment Premium. Any repayment or prepayment of principal pursuant to this Article III (other than any repayments of principal made on the Maturity Date) shall be accompanied by the payment of the Repayment Premium.

SECTION 3.9.      Upfront Fee and Exit Fee.

(a)        Upfront Fee. The Borrower agrees that on the Closing Date, the Borrower shall pay an upfront fee in an aggregate amount equal to $900,000 (the “Upfront Fee”) to the Lender, for its own account. The Borrower agrees that the Upfront Fee shall be (i) paid in U.S. Dollars, (ii) fully earned upon the Closing Date, (iii) nonrefundable and (iv) in addition to, and not creditable against, any other fee, cost or expense payable under the Loan Documents.

(b)        Exit Fee. Upon the prepayment or repayment of all or any portion of the Loans (or upon the date any such prepayment or repayment is required to be paid), whether pursuant to Section 9.2 or Section 9.3. or otherwise, the Borrower shall pay to the Lender on the date on which such prepayment or repayment is paid or required to be paid, as the case may be, in addition to the other Obligations (including the Repayment Premium (if any)) so prepaid, repaid or required to be prepaid or repaid, an exit fee in an amount equal to three percent (3%) of the principal amount of the Loans prepaid, repaid or required to be prepaid or repaid, as the case may be, on such date.

SECTION 3.10.    Original Issue Discount. The Borrower and the Lender acknowledge that the Loan will be treated as issued with original issue discount for U.S. federal tax purposes,

within the meaning of section 1273 of the Internal Revenue Code. The issue price, amount of original issue discount, issue date and yield to maturity for the Loan may be obtained by submitting a written request for such information to the Borrower care of Chief Financial Officer at 200 Minuteman Road, Suite 302, Andover, MA 01810-1046.

ARTICLE IV

LIBO RATE AND OTHER PROVISIONS

SECTION 4.1.    Increased Costs. Etc. The Borrower agrees to reimburse the Lender for any increase in the cost to the Lender of, or any reduction in the amount of any sum receivable by the Lender in respect of, the Lender’s Commitment and the making, continuation or maintaining of the Loans hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.2 and Section 4.3, respectively. The Lender shall notify the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Lender within ten Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.2.    Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in good faith and in its reasonable discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitment or the Loans made by it hereunder is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by the Lender to the Borrower, the Borrower shall within ten Business Days following receipt of such notice pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any reductions incurred more than 180 days prior to the date that such Lender provides such notice to the Borrower; provided further that, if the Change in Law giving rise to such reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. A statement of the Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.3.    Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

(a)        Any and all payments by the Borrower or any Subsidiary under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable law. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by the Borrower or any of the Subsidiaries to or on behalf of the Lender under any Loan Document, then:

(i)        if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that after the withholding or deduction for or on account of such Taxes, the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made; and

(ii)        the Borrower or such Subsidiary shall withhold or deduct the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

(b)        In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c)        As promptly as practicable after the payment of any Taxes or Other Taxes required to be paid by the Borrower under Section 4.3(a) or (b), and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Lender a copy of an official receipt (or a certified copy thereof) or other evidence of such payment reasonably satisfactory to the Lender evidencing the payment of such Taxes or Other Taxes.

(d)        The Borrower shall indemnify the Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) the Lender whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. In addition, the Borrower shall indemnify the Lender for any incremental Taxes that may become payable by the Lender as a result of any failure of the Borrower to pay any Non- Excluded Taxes or Other Taxes when due to the appropriate Governmental Authority or to deliver to the Lender, pursuant to clause (c), documentation evidencing the payment of such Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid or payable by the Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made (or, at the option of the Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority) within 30 days after the date the Lender makes a reasonably detailed written demand therefor. The Borrower acknowledges that any payment made to the Lender in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

(e)        If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, on the Closing Date, and on the date on which a subsequent successor or assignee of the Lender otherwise acquires an interest in this Agreement, as applicable, and at such other times as may be necessary in the determination of the Borrower (in the reasonable exercise of its discretion), the Lender (and any successor or assign of the Lender) shall deliver to the Borrower two (2) properly completed and signed original IRS Forms W-8BEN, W-8BEN-E, W-8EXP, W-8ECI or W-8IMY (along with a Form W-9, W-8BEN-E, W-8BEN, W-8EXP or W-8ECI for each beneficial owner that will receive, directly or indirectly, any consideration payable or otherwise deliverable pursuant to this Agreement) or IRS Form W-9 (or any successor form), as applicable, and such other documentation required under the Code and reasonably requested by the Borrower to establish the appropriate amount of any deduction or withholding of United States federal Tax, if any, with respect to any payments to the Lender (or its successors or assigns), including any such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA. The Lender (and each of its successors or assigns) shall, from time to time after the initial delivery by such Person of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or Law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any respect, promptly deliver to the Borrower two (2) new originals of Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8EXP, W-8ECI, or W-8IMY (along with Forms W- 9, W-8BEN-E, W-8BEN, W-8EXP or W-8ECI for each beneficial owner for whom it expects to receive a payment) or Form W-9, or any successor form, as the case may be, properly completed and duly executed by such Person, and such other documentation required under the Code and reasonably requested by the Borrower to confirm or establish the extent to which such Person is or is not subject to deduction, backup withholding or withholding of U.S. federal Tax with respect to payments to such Person under this Agreement, or notify the Borrower of its inability to deliver any such forms, certificates or other evidence.

(f)        If any payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the

Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(g)        If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the Lender be required to pay any amount to the Borrower pursuant to this clause (g) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h)        Each party’s obligations under this Section 4.3 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Commitment, and the repayment, satisfaction or discharge of all Obligations.

SECTION 4.4.    Payments, Computations; Proceeds of Collateral Etc.

(a)        Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made without setoff, deduction or counterclaim not later than 2:00 p.m. on the date due in same day or immediately available funds to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after 2:00 p.m. on any day shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b)        All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable Law shall be applied upon receipt to the Obligations as follows:

(i)        first, to the payment in full in cash of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Law, whether or not permitted as a claim under such Law) and fees owing under the Loan Documents, and all costs and expenses owing to the Lender pursuant to the terms of the Loan Documents, until paid in full in cash, (ii) second, after payment in full in cash of the amounts specified in clause (b)(i). to the payment of the principal amount of the Loans then outstanding, (iii) third, after payment in full in cash of the amounts specified in clauses (bid) and (b)(ii), to the payment of all other Obligations owing to the Lender, and (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(m\ and following the Termination Date, to the Borrower or any other Person lawfully entitled to receive such surplus.

SECTION 4.5.    Setoff. The Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or on behalf of the Lender. The Lender agrees promptly to notify the Borrower after any such appropriation and application made by the Lender; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable Law or otherwise) which the Lender may have.

ARTICLE V

CONDITIONS TO MAKING THE LOANS

SECTION 5.1.    Credit Extensions. The obligation of the Lender to make the Initial Loan shall be subject to the execution and delivery of this Agreement by the parties hereto, the delivery of a Loan Request as requested pursuant to Section 2.3, and the satisfaction of each of the conditions precedent set forth below in this Article (other than Sections 5.17 and 5.18). The obligation of the Lender to make the Tranche A Delayed Draw Loan shall be subject solely to the prior making of the Initial Loan, the delivery of a Loan Request as requested pursuant to Section 2.3, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.17(a) and 5.18. The obligation of the Lender to make the Tranche B Delayed Draw Loan shall be subject solely to the prior or contemporaneous making of the Tranche A Delayed Draw Loan, the delivery of a Loan Request as requested pursuant to Section 2.3, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.17(b) and 5.18. The obligation of the Lender to make the Tranche C Delayed Draw Loan shall be subject solely to the prior making of the Tranche A Delayed Draw Loan, the delivery of a Loan Request as requested pursuant to Section 2.3, and the satisfaction of each of the conditions precedent set forth below in Sections 5.3, 5.8, 5.17(c), 5.18 and 5.19.

SECTION 5.2.    Secretary’s Certificate, Etc. The Lender shall have received from the Borrower and each Subsidiary party to a Loan Document, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person (other than the Dutch Subsidiary), (ii) in respect of the Dutch Subsidiary a copy of an extract of the Dutch

Subsidiary from the Dutch Chamber of Commerce dated a date reasonably close to the Closing Date, and (iii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing board members, managing member or general partner, as applicable, as to

(a)        resolutions of each such Person’s Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b)        the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(c)        the full force and validity of each Organic Document of such Person and copies thereof; upon which certificates the Lender may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing board members, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

SECTION 5.3.    Closing Date Certificate. The Lender shall have received a Closing Date Certificate, dated as of the Closing Date, the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall certify that

(i)        the representations and warranties set forth in each Loan Document shall, in each case, be true and correct, (ii) no Default shall have then occurred and be continuing, or would result from the Loan to be advanced on the Closing Date, the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, and (iii) all of the conditions set forth in this Article V required to be satisfied on such date have been satisfied. The Closing Date Certificate shall be true and correct. All documents and agreements required to be appended to the Closing Date Certificate, if any, shall be in form and substance reasonably satisfactory to the Lender, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 5.4.      Payment of Outstanding Indebtedness. Etc. All Indebtedness identified in Schedule 8.2(b). together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the Loan and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Lender shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments (including customary payoff letters) as may be suitable or appropriate in connection therewith.

SECTION 5.5.      Delivery of Note. The Lender shall have received a Note duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.6.      Financial Information. Etc. The Lender shall have received

(a)        audited consolidated financial statements of the Borrower and the Subsidiaries for each of the Fiscal Years ended December 31, 2014, December 31, 2015, and December 31, 2016.

(b)        unaudited consolidated balance sheets of the Borrower and the Subsidiaries for each Fiscal Quarter ended after December 31, 2016, together with the related consolidated statement of operations, shareholder’s equity and cash flows for the twelve months then ended; and

(c)        such other financial information as to the Borrower and the Subsidiaries and their respective businesses, assets and liabilities as the Lender may reasonably request.

SECTION 5.7.      Compliance Certificate. The Lender shall have received an initial Compliance Certificate on a pro forma basis as if the Initial Loan had been made as of March 31, 2018 and as to such items therein as the Lender reasonably requests, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

SECTION 5.8.      Solvency, Etc. The Lender shall have received a solvency certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date, the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, in form and substance satisfactory to the Lender.

SECTION 5.9.      Guarantee. The Lender shall have received executed counterparts of the Guarantee, dated as of the date hereof, duly executed and delivered by each Material Subsidiary.

SECTION 5.10.    Security Agreements. The Lender shall have received executed counterparts of the Security Agreement and each Dutch Security Document, each dated as of the date hereof, duly executed and delivered by the Borrower and each Material Subsidiary, together with

(a)        certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by the Borrower or any Guarantor in the Borrower and the Subsidiaries (limited to 65% of the issued and outstanding voting Capital Securities and 100% of the issued and outstanding non-voting Capital Securities of any Excluded Foreign Subsidiary), which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence satisfactory to the Lender that the security interest therein has been transferred to and perfected by the Lender in accordance with Articles 8 and 9 of the UCC and all Laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(b)        financing statements suitable in form for naming the Borrower and each Subsidiary as a debtor and the Lender as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests of the Lender pursuant to the Security Agreement; and

(c)        UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (i) in any assets of the Borrower or any Subsidiary, and (ii) securing any of the Indebtedness identified in Schedule 8.2(b), together with such other UCC Form UCC-3 termination statements as the Lender may reasonably request from the Borrower or any Subsidiary.

SECTION 5.11.    Intellectual Property Security Agreements. The Lender shall have received a Patent Security Agreement, a Copyright Security Agreement and a Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by the Borrower or any Subsidiary that, pursuant to the Security Agreement, is required to provide such intellectual property security agreements to the Lender.

SECTION 5.12.    Opinions of Counsel. The Lender shall have received a legal opinion, dated the Closing Date and addressed to the Lender, from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Borrower and the Subsidiaries and NautaDutilh New York P.C., Dutch counsel to the Borrower and the Dutch Subsidiary, in form and substance satisfactory to the Lender.

SECTION 5.13.    Insurance. The Lender shall have received accord or similar certificates from one or more insurance companies reasonably satisfactory to the Lender, evidencing property and liability coverage required to be maintained pursuant to each Loan Document, with the Lender named as loss payee or additional insured, as applicable.

SECTION 5.14.    Closing Fees. Expenses. Etc. The Lender shall have received for its own account all fees, costs and expenses due and payable pursuant to Section 10.3.

SECTION 5.15.    Anti-Terrorism Laws. The Lender shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.

SECTION 5.16.    Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any Subsidiary shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Lender or its counsel may reasonably request.

SECTION 5.17.    Revenue Base.

(a)        The Lender shall be satisfied that the Revenue Base for the twelve full calendar month period ended most recently prior to the Tranche A Delayed Draw Closing Date was at least $12,000,000; provided however, that the Revenue Base with respect to sales of Products in the United States for such twelve full calendar month period ended most recently prior to the Tranche A Delayed Draw Closing Date was at least $7,000,000; provided further that in no event shall such twelve calendar month period include the month in which the Tranche A Delayed Draw Closing Date occurs.

(b)        The Lender shall be satisfied that the Revenue Base for the twelve full calendar month period ended most recently prior to the Tranche B Delayed Draw Closing Date was at least $12,000,000; provided however, that the Revenue Base with respect to sales of Products in the United States for such twelve full calendar month period ended most recently prior to the Tranche B Delayed Draw Closing Date was at least $9,500,000; provided further that in no event shall such twelve calendar month period include the month in which the Tranche B Delayed Draw Closing Date occurs.

(c)        The Lender shall be satisfied that the Revenue Base for the twelve full calendar month period ended most recently prior to the Tranche C Delayed Draw Closing Date was at least $20,000,000; provided that in no event shall such twelve calendar month period include the month in which the Tranche C Delayed Draw Closing Date occurs.

SECTION 5.18.    Disclosure Schedules. Immediately prior to the Delayed Draw Closing Date, the Borrower shall deliver to the Lender updates to Schedules 6.15(a), 6.16, 6.19 and 6.22, each such updated Schedule to be complete and accurate in all material respects as of the Delayed Draw Closing Date.

SECTION 5.19.    FDA Approval. Borrower shall have received final FDA approval of an application for premarket approval of the Organ Care System OCS Heart System for the preservation of donor hearts in a near physiologic, beating and perfused state for heart transplantation.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants on the Closing Date, the Tranche A Delayed Drawing Closing Date, the Tranche B Delayed Draw Closing Date and the Tranche C Delayed Draw Closing Date, to the Lender as set forth in this Article.

SECTION 6.1.    Organization. Etc. The Borrower and each Subsidiary (a) is validly organized and existing and in good standing (where this is applicable) under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity (where this is applicable) in each jurisdiction where the nature of its business requires such qualification (unless the failure to so qualify as a foreign entity could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and (b) has full power and authority and holds all requisite material governmental licenses, permits and other approvals required (i) to enter into and perform its Obligations under each Loan Document to which it is a party, and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2.    Due Authorization. Non-Contravention. Etc. The execution, delivery and performance by the Borrower and each Subsidiary of each Loan Document executed or to be executed by it are in each case within such Person’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not:

(a)        contravene (i) the Borrower’s or any Subsidiary’s Organic Documents, (ii) any court decree or order binding on or affecting the Borrower or any Subsidiary or (iii) any Law or governmental regulation binding on or affecting the Borrower or any Subsidiary; or

(b)        result in (i) or require the creation or imposition of any Lien on the Borrower’s or any Subsidiary’s properties (except as permitted by this Agreement) or (ii) a default under any material contract, agreement, or instrument binding on or affecting the Borrower or any Subsidiary.

SECTION 6.3.    Government Approval Regulation. Etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the due execution, delivery or performance by the Borrower or any Subsidiary of any Loan Document to which it is a party.

SECTION 6.4.    Validity, Etc. Each Loan Document to which the Borrower or any Subsidiary is a party constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5.    Financial Information. The financial statements of the Borrower and the Subsidiaries furnished to the Lender pursuant to Sections 5.6 and 7J_ have been prepared in accordance with GAAP, consistently applied, subject, in the case of unaudited financial statements, to the absence of footnotes and changes resulting from normal, year-end audit adjustments, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6.    No Material Adverse Change. Except as set forth on Schedule 6.6, there has been no material adverse change in the business, financial performance or condition, operations (including the results thereof), assets or properties of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2017.

SECTION 6.7.    Litigation, Labor Matters and Environmental Matters.

(a)        Except as described on Schedule 6.7(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against,

threatened in writing against, or, to the knowledge of the Borrower, otherwise threatened against or affecting the Borrower or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $250,000, (ii) that involve this Agreement or the transactions contemplated hereby or (iii) that would reasonably be likely to result in a Material Adverse Effect.

(b)        There are no labor controversies pending against, threatened in writing against, or, to the knowledge of the Borrower, otherwise threatened against or affecting the Borrower or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in liabilities in excess of $250,000, (ii) that involve this Agreement or the transactions contemplated herby or (ii) that would reasonably be likely to result in a Material Adverse Effect.

(c)        Neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Permit under or in connection with any Environmental Law (“Environmental Permit”), (ii) is or has been subject to any Environmental Liability, (iii) has received notice of any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, in each case of clauses (i) through (iv) above, which would reasonably be expected to result in a Material Adverse Effect.

SECTION 6.8.    Subsidiaries. The Borrower has no Subsidiaries except those Subsidiaries which are identified in Schedule 6.8 (which Schedule also identifies the direct and indirect owners of the Capital Securities of such Subsidiaries) or which are permitted to have been organized or acquired after the Closing Date in accordance with Section 8.5 or Section 8.7.

SECTION 6.9.      Ownership of Properties. The Borrower and each Subsidiary owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its material properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3.

SECTION 6.10.    Taxes. The Borrower and each Subsidiary has filed all federal income and other material tax returns and reports or permitted extensions relating thereto required by Law to have been filed by it and has paid all material Taxes due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11.    Benefit Plans, Etc. None of the Borrower or any of the Subsidiaries nor any of their respective ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or has any liability with respect to any Benefit Plan. Except as disclosed on Schedule 6.11, none of the Borrower or any of the Subsidiaries is a party to any collective bargaining agreement, and none of the employees of the Borrower or any of the Subsidiaries are subject to any collective bargaining agreement. Each “employee benefit plan” as defined in section 3(3) of ERISA that (i) provides retirement benefits (ii) is sponsored by the Borrower, any Subsidiary or any of their respective ERISA Affiliates and (iii) is intended to be tax qualified under section 401 of the Code has a determination letter or opinion letter from the Internal Revenue Service on which it is entitled to rely, and no assets of any such plan are invested in Capital Securities of the Borrower. Each employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by the Borrower or any Subsidiary has complied, both in form and in operation, in all material respects with its terms and applicable Laws. Each employee benefit plan as defined in Section 3(3) of ERISA that provides medical insurance, dental insurance, vision insurance, life insurance or long-term disability benefits and that is sponsored by the Borrower or any of the Subsidiaries, is fully insured.

SECTION 6.12.    Accuracy of Information. None of the information heretofore or contemporaneously furnished in writing to the Lender by or on behalf of the Borrower or any Subsidiary in connection with any Loan Document or any transaction contemplated hereby, when taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading in light of the circumstances under which they were made; provided, that, with respect to projected financial information, the Borrower and each of the Subsidiaries each represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being understood by the Lender that such projected financial information are as to future events and are not to be viewed as facts, the projected financial information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any such projections may significantly differ from the projected results and such differences may be material.

SECTION 6.13.    Regulations U and X. None of the Borrower or any Subsidiary is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14.    Solvency. The Borrower, individually, and the Borrower and the Subsidiaries taken as a whole, on a consolidated basis, both before and after giving effect to the Loans, are Solvent.

SECTION 6.15.    Intellectual Property.

(a)        Schedule 6.15(a) sets forth a complete and accurate list as of the Closing Date, the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, of all (i) Patents including any Patent applications and other material so defined as Patents, (ii) registered and material unregistered Trademarks (including domain names) and any pending registrations for Trademarks, (iii) any other registered Intellectual Property, in each case owned by or licensed to the Borrower or any of the Subsidiaries and material to the business of the Borrower or such Subsidiary. For each item of Intellectual Property listed on Schedule 6.15(a). the Borrower has, where relevant, indicated (A) the countries in each case in which such item is registered, (B) the application numbers, (C) the registration or patent numbers, (D) with respect to the Patents, the expected expiration date of the issued Patents, (E) the owner of such item of Intellectual Property, (F) whether the patent remains in good standing and whether all maintenance and renewal fees and other fees have been timely paid and (G) with respect to Intellectual Property owned by any Third Party, the agreement pursuant to which that Intellectual Property is licensed to the Borrower or any Subsidiary. Any patent or patent information that was inadvertently left off the list, with no intent to mislead or omit, shall be added to the list as soon as its omission is discovered.

(b)        With respect to all material Intellectual Property listed, or required to be listed, on Schedule 6.15(a):

(i)        the Borrower or a Subsidiary owns such Intellectual Property free and clear of any and all Liens other than Liens permitted pursuant to Section 8.3 and all such Intellectual Property is in full force and effect, and has not expired, lapsed or been forfeited, cancelled or abandoned unless permitted hereunder, except, on the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, where such event or circumstance is not reasonably expected to be material to the Borrower and its Subsidiaries;

(ii)        each of the Borrower and the Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect such Intellectual Property and there are no unpaid maintenance or renewal fees payable by the Borrower or any of the Subsidiaries that are currently overdue for any of such registered Intellectual Property;

(iii)        there is no proceeding challenging the validity or enforceability of any such Intellectual Property, or seeking to revoke or limit or enlarge the scope of any such Intellectual Property, none of the Borrower or any of the Subsidiaries is involved in any such proceeding with any Person and none of the Intellectual Property is the subject of any Other Administrative Proceeding, except, on the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, where such challenge is not reasonably expected to be material to the Borrower and its Subsidiaries and the Borrower has provided the Lender with notice and a detailed description of such proceeding at least 10 Business Days prior to the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as applicable;

(iv)        to the knowledge of the Borrower, (A) each item listed as Intellectual Property is valid, enforceable and subsisting, and (B) no event has occurred, and nothing has been done or omitted to have been done, that would affect the validity or enforceability of such Intellectual Property;

(v)        each of the Borrower and each Subsidiary, as applicable, is the sole and exclusive owner of all right, title and interest in and to all such Intellectual Property that is owned by it, and that there is no other owner such as an inventor who did not properly assign ownership rights to the Borrower before the effective date hereof, except for Intellectual Property listed on Schedule 6.15(b)(v) and except, on the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, for Dispositions permitted pursuant to Section 8.8;

(vi)      each of the Borrower and each Subsidiary, as applicable, has made all necessary filings and recordations to protect its interest in such Intellectual Property to the extent such filing or recordation is necessary for the conduct of the business substantially in the manner presently conducted, and, to the extent necessary, has used proper statutory notice in connection with its use of any material Patent, Trademark and Copyright in any of the Intellectual Property;

(vii)    no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Borrower or any Subsidiary or to which the Borrower or such Subsidiary is bound that adversely affects in any material respect its rights to own or use any Intellectual Property;

(viii)    each of the Borrower and each Subsidiary uses commercially reasonable standards of quality in the manufacture, distribution and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks owned by the Borrower or such Subsidiary use such adequate standards of quality; and

(ix)    the consummation of the transactions contemplated by this Agreement and the Security Agreement will not result in the termination or material impairment of any such Intellectual Property.

(c)        To the knowledge of the Borrower, no Third Party is committing any act of Infringement of any material Intellectual Property listed, or required to be listed, on Schedule 6.15(a). except, on the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, where such Infringement is not reasonably expected to be material to the Borrower and its Subsidiaries, the Borrower has provided the Lender with notice and a detailed description of such Infringement at least 10 Business Days prior to the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as applicable, and the Borrower is diligently challenging such infringement by appropriate proceedings.

(d)        With respect to each material license agreement listed on Schedule 6.15(a), (x) (i) such license agreement is in full force and effect and is binding upon and enforceable against the Borrower and the Subsidiaries party thereto and, to the Borrower’s knowledge, all other parties thereto in accordance with its terms, (ii) such license agreement has not been amended or otherwise modified, except as set forth on Schedule 6.15(a), and (iii) no material default or breach by Borrower or its Subsidiaries, and to Borrower’s knowledge, any other party thereto, has occurred and is continuing thereunder, and (y) none of the Borrower or any of its Subsidiaries has taken any action or omitted to take any action that would permit any other Person party to any such license agreement to terminate such license agreement (except to the extent such license is terminated or otherwise canceled pursuant to the terms thereof and not as a result of a breach by the Borrower or any Subsidiary thereunder or pursuant to the Borrower’s reasonable commercial judgment (and not as a result of a breach by the Borrower or any Subsidiary thereunder)).

(e)        Except as set forth on Schedule 6.15(e). none of the Borrower or any of the Subsidiaries has received written notice from any Third Party alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Third Party, except, on the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, where such Infringement is not reasonably expected to be material to the Borrower and its Subsidiaries, the Borrower has provided the Lender with notice and a detailed description of such Infringement at least 10 Business Days prior to the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as applicable, and the Borrower is diligently challenging such infringement by appropriate proceedings, and, to the knowledge of the Borrower, the conduct of its business and the business of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product (other than Products in development)) does not Infringe any Intellectual Property of any Third Party in any material respect.

(f)        The Borrower and the Subsidiaries have used commercially reasonable efforts and precautions to protect their respective commercially significant unregistered Intellectual Property that is material to their businesses.

SECTION 6.16.    Material Agreements. Set forth on Schedule 6.16 is a complete and accurate list as of the Closing Date, the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, of all Material Agreements of the Borrower or any of the Subsidiaries, with an adequate description of the parties thereto, subject matter thereof and amendments and modifications thereto. As of such dates, respectively, each such Material Agreement (i) is in full force and effect and is binding upon and enforceable against the Borrower and the Subsidiaries party thereto and all other parties thereto in accordance with its terms and (ii) is not subject to a default or material breach thereunder that could reasonably be expected to have a Material Adverse Effect. As of such dates, respectively, none of the Borrower or any of the Subsidiaries has taken any action that would permit any other Person party to any Material Agreement to have, and no such Person otherwise has, any defenses, counterclaims, termination rights or rights of setoff thereunder.

SECTION 6.17.    Permits. The Borrower and the Subsidiaries have all material Permits, including Environmental Permits, necessary or required for the ownership, operation and conduct of their business and the distribution of the Products. All such Permits are validly held and there are no material defaults thereunder.

SECTION 6.18.    Regulatory Matters.

(a)        The business of the Borrower and the Subsidiaries has been, and currently is being, conducted in material compliance with all applicable U.S. federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees, arbitration awards and Key Permits issued by any Governmental Authority (collectively, “Laws”). The Products were and/or are being researched, developed, designed, distributed and validated solely by the Borrower in compliance in all material respects with all applicable Laws, including the FD&C Act, NOTA, PHSA, AWA and Privacy Laws, and have been and continue to be performed, marketed, and conducted in compliance in all material respects with all applicable Laws, including the FD&C Act, NOTA, PHSA, FTC Act, AWA and Privacy Laws. All required and material notices, registrations and listings, supplemental applications or notifications, reports (including reports of adverse experiences) and other required and material filings and Regulatory Authorizations with respect to the Products have been filed with the FDA, USDA and all other applicable Governmental Authorities.

(b)        To the Borrower’s knowledge, no investigation by any Governmental Authority with respect to the Borrower or any Subsidiary is pending or threatened. None of the Borrower or any Subsidiary has received any written communication from any Person (including any Governmental Authority) alleging any material noncompliance with any Laws or any written communication from any Governmental Authority of any material issues, problems, or concerns regarding the quality or performance of the Products, and to the knowledge of the Borrower, there is no basis for any materially adverse regulatory action against the Borrower or any of the Subsidiaries or, to the knowledge of the Borrower, their respective suppliers, with respect to the Products. Without limiting the foregoing, (A) to the knowledge of Borrower (1) all information regarding product recalls, safety alerts, withdrawals, clinical holds, marketing suspensions, removals or the like conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Governmental Authority or otherwise, with respect to any Product has been provided to the Lender (2) no such product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like have been requested, demanded or ordered by any Governmental Authority, and, to the knowledge of the Borrower, there is no basis for the issuance of any such product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like by any Person with respect to any Products, and (B) none of the Borrower or any Subsidiary has received any written notice of, and the Borrower does not otherwise have knowledge of, any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced or threatened in writing by any Governmental Authority with respect to or in connection with any Products, or any consent decrees (including plea agreements) which relate to any Products, and, to the knowledge of the Borrower, there is no basis for the commencement for any criminal injunctive, seizure, detention or civil penalty actions by any Governmental Authority relating to the Products or for the issuance of any consent decrees.

(c)        The Borrower and each Subsidiary, as applicable, owns, free and clear of all Liens, except those permitted pursuant to Section 8.3, all Key Permits, including all authorizations under the FD&C Act, NOTA, AWA and state laws, necessary for the research and development and commercialization of the Products and to carry on Borrower’s or such Subsidiary’s business. All such Key Permits are valid, and in full force and effect and the Borrower and each Subsidiary, as applicable, is in compliance in all material respects with all terms and conditions of such Key Permits and with all filing and maintenance requirements (including any fee requirements) thereof. None of the Borrower or any Subsidiary has received any written notice that any Key Permits have been or are being revoked, withdrawn, suspended or challenged.

(d)        The Borrower and each Subsidiary has made available to the Lender all Key Permits received from the FDA, CMS, HRS A, USD A or any other Governmental Authority in the Borrower’s or such Subsidiary’s possession or control. The Borrower and each Subsidiary has made available to the Lender all material adverse event reports and communications from the FDA (if any) and any other Governmental Authorities, including inspection reports, warning letters, untitled letters issued to the Borrower with respect to regulatory matters relating to the Borrower and any Subsidiaries, the conduct of their business, the operation of any manufacturing facilities owned or operated by the Borrower or any of the Subsidiaries, and the Products. There has been no material untrue statement of fact and no fraudulent statement made by the Borrower, any of the Subsidiaries, or any of their respective agents or representatives to the FDA, CMS, HRS A, USD A or any other Governmental Authority, and there has been no failure to disclose any material fact required to be disclosed to the FDA, CMS, HRSA, USDA or any other Governmental Authority.

(e)        With respect to the Products, (i) all design, manufacturing, storage, distribution, packaging, labeling, sale, recordkeeping and other activities by the Borrower or any of the Subsidiaries and their respective suppliers relating to the Products have been conducted, and are currently being conducted, in compliance in all material respects with the applicable requirements of the FD&C Act, the PHSA, NOTA and other requirements of the FDA, the HRSA and all other Governmental Authorities, including, without limitation, cGMPs and adverse event reporting requirements, and (ii) none of the Borrower or any of the Subsidiaries, or, to the knowledge of the Borrower, any of their respective suppliers, has received written notice or threat of commencement of action by any Governmental Authority to withdraw its approval of or to enjoin production of the Products at any facility or any other Regulatory Authorization. To the Borrower’s knowledge, no Product held for sale or distribution in the inventory of the Borrower or any of the Subsidiaries is adulterated or misbranded in any material respect. All labels and labeling (including package inserts) and product information are in material compliance with applicable FDA and other Governmental Authority requirements, and the Products are in material compliance with all classification, registration, listing, marking, tracking, reporting, and recordkeeping requirements of the FDA and any other Governmental Authority.

(f)    All manufacturing facilities owned or operated by the Borrower or any of the Subsidiaries, or used in the production of any Product, are and have been operated in material compliance with cGMPs and all other applicable laws. All FDA Forms 483, Warning Letters, or untitled letters with respect to any such facility, or otherwise alleged any material non-compliance with cGMPs have been provided to the Lender. All such facilities are operated in material compliance with other applicable federal, state and local laws.

(g)        No right of the Borrower or any Subsidiary to receive reimbursements pursuant to any government program or private program has ever been terminated or otherwise materially adversely affected as a result of any investigation or enforcement action, whether by any Governmental Authority or other Third Party, and none of the Borrower or any Subsidiary has been the subject of any inspection, investigation, or audit, by any Governmental Authority for the purpose of any alleged improper activity.

(h)        There is no arrangement relating to the Borrower or any Subsidiary providing for any rebates, kickbacks or other forms of compensation that are unlawful to be paid to any Person in return for the referral of business or for the arrangement for recommendation of such referrals. All billings by the Borrower and the Subsidiaries for their respective services have been true and correct in all material respects and, to the Borrower’s knowledge, are in compliance in all material respects with all applicable Laws, including the Federal False Claims Act, the Federal Anti-kickback Statute or any applicable state false claim or fraud Law.

(i)        Neither the Borrower or any Subsidiary nor, to the Borrower’s knowledge, any individual who is an officer, director, manager, employee, stockholder, agent or managing agent of the Borrower or any Subsidiary has been convicted of, charged with or, to the Borrower’s knowledge, investigated for any federal or state health program-related offense or any other offense related to healthcare or been excluded or suspended from participation in any such program; or, to the Borrower’s knowledge, within the past five (5) years, has been convicted of, charged with or, to the Borrower’s knowledge, investigated for a violation of Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. Neither the Borrower or any Subsidiary nor, to the Borrower’s knowledge, any individual who is an officer, director, employee, stockholder, agent or managing agent of the Borrower or any Subsidiary has been convicted of any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a debarment or exclusion under (i) 21 U.S.C. Section 335a, (ii) Section 1128 of the Social Security Act or (iii) any similar applicable Law. No debarment proceedings in respect of the business of the Borrower and the Subsidiaries are pending or, to the Borrower’s knowledge, threatened against the Borrower, any Subsidiary or any individual who is an officer, director, manager, employee, stockholder, agent or managing agent of the Borrower or any Subsidiary.

(j)        All studies, tests and preclinical and clinical trials conducted relating to the Products, by or on behalf of the Borrower and the Subsidiaries and, to the knowledge of the Borrower, their respective licensees, licensors and Third Party services providers and consultants, have been conducted, and are currently being conducted, in accordance, in all material respects, with all applicable Laws, procedures and controls pursuant to, where applicable, cGCPs and other applicable Laws, rules and regulations. To the extent necessary by applicable Law, the Borrower and each Subsidiary, as applicable, has obtained all necessary Regulatory Authorizations, including an Investigational Application for the conduct of any clinical investigations conducted by or on behalf of the Borrower or such Subsidiary.

(k)        To the Borrower’s knowledge, none of the clinical investigators in any clinical trial conducted by or on behalf of the Borrower or any Subsidiary has been or is disqualified or otherwise sanctioned in any material respect by the FDA, the Department of Health and Human Services, or any other Governmental Authority and, to the Borrower’s knowledge, no such disqualification, or other sanction of any such clinical investigator is pending or threatened. None of the Borrower or any Subsidiary has received any communication from the FDA or any other Governmental Authority or institutional review board (or ethics committee) requiring or threatening the termination or suspension in any material respect of any clinical trials conducted by, or on behalf of, the Borrower or a Subsidiary.

(l)        The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not impair the Borrower’s or any of the Subsidiaries’ ownership of or rights under (or the license or other right to use, as the case may be) any Regulatory Authorizations relating to the Products in any material manner.

(m)        The Borrower currently holds all AWA registrations and licenses required to carry out its current operations in material compliance with AWA requirements, including a USDA registration to operate as a research facility under the AWA for the facility at 200 Minuteman Rd., Suite 302, Andover, MA (Research Facility Registration No. 14-R-0203). The Borrower is in good standing under such registrations and licenses, has at all times since being licensed or registered been in material compliance with the AWA, has received no USDA inspectional observations or citations for material violations of the AWA, and has been the subject of no USDA enforcement actions, including without limitation Form 7060 or Warning Letters, investigations, stipulations, administrative actions, fines or settlements for any alleged material violations of the AWA. The Borrower maintains an Institutional Animal Care and Use Committee that reviews and approves all animal use protocols and all changes to such protocols and that performs all other functions required by the AWA.

(n)        The Borrower has good, valid and marketable title to all animals it owns, which animals are in good condition and health, have been maintained according to generally accepted standards of good animal husbandry and in accordance with all AWA requirements, and no material portion of the animals suffers from disease and infestations.

SECTION 6.19.    Transactions with Affiliates. Except as set forth on Schedule 6.19, none of the Borrower or any Subsidiary has entered into, renewed, extended or been a party to, any agreement (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates during the three-year period immediately prior to the Closing Date, except for any such transactions between or among the Borrower and any Subsidiary. Such agreements between or among the Borrower and any Subsidiary and in effect as of the Closing Date shall also be listed on Schedule 6.19.

SECTION 6.20.    Investment Company Act. None of the Borrower or any Subsidiary is an “investment company” or is “controlled” by an “investment company,” as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 6.21.    OFAC. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any Related Party (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by the Borrower, any Subsidiary, the Lender or any of their respective Affiliates of Sanctions.

SECTION 6.22.    Deposit and Disbursement Accounts. Set forth on Schedule 6.22 is a complete and accurate list as of the Closing Date, the Tranche A Delayed Draw Closing Date, the Tranche B Delayed Draw Closing Date or the Tranche C Delayed Draw Closing Date, as the case may be, of all banks and other financial institutions at which the Borrower or any Subsidiary maintains deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts, such Schedule correctly identifies the name, address and telephone number of each bank or financial institution, the name in which each such account is held, the type of each such account, and the complete account number for each such account, and each such account (other than Excluded Accounts) is a Controlled Account as required pursuant to Section 7.13.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that until the Termination Date has occurred, the Borrower will, and will cause the Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.1.    Financial Information. Reports. Notices. Etc. The Borrower will furnish the Lender copies of the following financial statements, reports, notices and information:

(a)        as soon as available and in any event within 30 days after the end of each fiscal month, in each case with supporting detail and certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments), (x) unaudited reports of the Revenue Base for such fiscal month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal month, and including in comparative form the figures for the corresponding fiscal month in, and the year to date portion of, the immediately preceding Fiscal Year and (y) unaudited reports of the Liquidity of the Borrower at the end of such fiscal month and at the end of the corresponding fiscal month in the preceding Fiscal Year, in comparative form and (z) a report of the number of employees of the Borrower and its Subsidiaries (the “Headcount”) at the end of such fiscal month, the Headcount at the end of the immediately preceding fiscal month, a calculation showing the change in the Headcount, if any, and, if applicable, a brief description of any material change in the Headcount;

(b)        as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income, shareholders’ equity and cash flow of the Borrower and the Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case) in comparative form the figures for the corresponding Fiscal Quarter in, and the year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower (subject to normal year-end audit adjustments and the absence of footnotes);

(c)        as soon as available and in any event within 270 days after the end of the Fiscal Year ending December 31, 2017, and thereafter as soon as available and in any event within 180 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and the Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flow of the Borrower and the Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants reasonably acceptable to the Lender;

(d)        concurrently with the delivery of the financial information pursuant to clauses (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 8.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto) and (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.8) and (iii) stating that no real property has been acquired by the Borrower or any of the Subsidiaries since the delivery of the last Compliance Certificate (or, if any real property has been acquired since the delivery of the last Compliance Certificate, a statement that the Borrower has complied with Section 7.8 with respect to such real property), and (iv) listing any new Material Agreement and any existing Material Agreement that has been amended or terminated, in each case since the delivery of the last Compliance Certificate;

(e)        as soon as possible and in any event within five Business Days after the Borrower obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or any of the Subsidiaries has taken or proposes to take with respect thereto;

(f)        as soon as possible and in any event within five Business Days after the Borrower obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 6.7(a) or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Lender requests, copies of all material non- privileged documentation relating thereto;

(g)        as soon as possible and in any event within five Business Days after the Borrower obtains knowledge of any return, recovery, dispute or claim related to Product or inventory that involves in the aggregate more than $300,000;

(h)        as soon as possible and in any event within three days after the Borrower obtains knowledge of (i) any claim that the Borrower, any of the Subsidiaries or one of their ERISA Affiliates has liability under a Benefit Plan, (ii) any effort to unionize the employees of the Borrower or any Subsidiary, or (iii) non-routine correspondence with the Internal Revenue Service regarding the qualification of a retirement plan sponsored by Borrower or any of its Subsidiaries under Section 401(a) of the Code;

(i)        promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Borrower or any of the Subsidiaries files with the SEC or any national securities exchange;

(j)        promptly upon receipt thereof, copies of all “management letters” (or equivalent) submitted to the Borrower or any of the Subsidiaries by the independent public accountants referred to in clause (c) in connection with each audit made by such accountants;

(k)        as soon as available, but in any event not later than March 1 of each calendar year, the Borrower’s financial and business projections and budget for such year, with evidence of approval thereof by the Borrower’s board of directors;

(l)        so long as a Qualified IPO has not occurred, (i) concurrently with the delivery to the board of directors or any committees thereof, all notices and any materials delivered to the board of directors or any committees thereof in connection with a board meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent and (ii) as soon as available and in any event within three days after the execution or approval thereof, copies of any resolutions or written consents of the board of directors or any committees thereof; provided that, if disclosure of such materials, resolutions or written consents would in the reasonable good faith judgment of the board of directors (A) cause a conflict of interest on the part of the Lender or breach an attorney-client privilege or (B) result in disclosure of trade secrets, then, in each case, the materials, resolutions and written consents pertaining to such issue need not be delivered to the Lender, so long as the Lender is given notice of the occurrence of such judgment by the board of directors that certain materials will not be delivered to the Lender;

(m)        deliver, on a quarterly basis, together with the delivery of the applicable Compliance Certificate for such quarter, a report listing all applications for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof filed during such quarter and upon the request of the Lender (subject to the terms of this Agreement and the Security Agreement), the Borrower or the applicable Guarantor shall execute and deliver all agreements, instruments and documents as the Lender may reasonably request to evidence the Lender’s security interest in the Intellectual Property Collateral (as defined in the Security Agreement); and

(n)        such other financial and other information as the Lender may from time to time reasonably request (including information and reports in such detail as the Lender may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

SECTION 7.2.    Maintenance of Existence; Compliance with Contracts. Laws, Etc. Each of the Borrower and each Subsidiary will preserve and maintain its legal existence (except as otherwise permitted by Section 8.7). perform in all material respects its obligations under Material Agreements to which the Borrower or any of the Subsidiaries is a party, and comply in all material respects with all applicable Laws, rules, regulations and orders, including the payment (before the same become delinquent), of all material Taxes, imposed upon the Borrower or any of the Subsidiaries or upon their respective property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or any of the Subsidiaries, as applicable.

SECTION 7.3.    Maintenance of Properties. Each of the Borrower and each Subsidiary will maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower or any of the Subsidiaries may be properly conducted at all times, unless the Borrower or any of the Subsidiaries determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Borrower or any of the Subsidiaries or the Disposition of such property is otherwise permitted by Section 8.7 or Section 8.8.

SECTION 7.4.    Insurance. Each of the Borrower and each of the Subsidiaries will maintain:

(a)        insurance on its property with financially sound and reputable insurance companies against business interruption, loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and the Subsidiaries; and

(b)        all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all property and liability insurance policies required pursuant to this Section shall (i) name the Lender as mortgagee and loss payee (in the case of property insurance) and additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification as to the amount or scope of coverage of the policies will be made without the prior written consent of the Lender and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

SECTION 7.5.    Books and Records. Each of the Borrower and each of the Subsidiaries will keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit the Borrower’s or any of the Subsidiaries’ offices, to discuss the Borrower’s or any Subsidiary’s financial or other matters with its respective officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower’s and any Subsidiary’s financial and other matters with the Lender or its representatives so long as a representative of the Borrower or any of the Subsidiaries is present) and to examine (and photocopy extracts from) any of its books and records; provided that so long as no Event of Default as occurred and is continuing, the Borrower shall only be required to pay any reasonable and documented fees and expenses incurred in connection with the Lender’s visits once in any calendar year . The Borrower shall pay any reasonable and documented fees of such independent public accountant incurred in connection with the Lender’s exercise of its rights pursuant to this Section.

SECTION 7.6.    Environmental Law Covenant. Each of the Borrower and each of the Subsidiaries will (i) use and operate all of its and their businesses, facilities and properties in material compliance with all Environmental Laws, and keep and maintain all Environmental Permits and remain in compliance therewith, except in each case to the extent such non-compliance could not reasonably be expected to have or result in a Material Adverse Effect, and (ii) promptly notify the Lender of, and provide the Lender with copies of all material claims, complaints, notices or inquiries relating to, any actual or alleged non-compliance with any Environmental Laws or Environmental Permits or any actual or alleged Environmental Liabilities that the Borrower reasonably determines has or could reasonably be expected to result in a Material Adverse Effect. The Borrower and each of the Subsidiaries will promptly resolve, remedy and mitigate any such non-compliance or Environmental Liabilities, and shall keep the Lender informed as to the progress of same.

SECTION 7.7.    Use of Proceeds. The Borrower will apply the proceeds of the Loan for general corporate purposes and to pay its own fees and expenses associated with the transactions contemplated hereby.

SECTION 7.8.    Future Guarantors. Security, Etc.. The Borrower and each Guarantor will execute any documents, financing statements, agreements and instruments, and take all further action that may be required under applicable Law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 8.3) of the Liens created or intended to be created by the Loan Documents. The Borrower will (i) cause any subsequently acquired or organized Subsidiary that is a Material Subsidiary, and (ii) as promptly as possible but in any event within 30 days (or such later date as may be agreed upon by the Lender) after any Subsidiary qualifies independently as, or is designated by the Borrower or the Lender as, a Material Subsidiary, provide the Lender with written notice thereof and cause each such Subsidiary, in each case, to execute a supplement (in form and substance satisfactory to the Lender) to the Guarantee and each other applicable Loan Document in favor of the Lender and take such other actions as may be required or reasonably requested for the Lender to have a valid Lien with the priority intended to be created on and security interest in all of the assets of such Subsidiary, subject to no other Liens (other than Liens permitted by Section 8.3) and the limitations set forth below, effective upon its acquisition or formation; provided that only 65% of the total outstanding voting Capital Securities (but 100% of the total outstanding non-voting Capital Securities) of any Excluded Foreign Subsidiary shall be required to be pledged. In addition, from time to time, subject to the provisions of this Section, each of the Borrower and each of the Material Subsidiaries will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Lender shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and Material Subsidiaries (including real property and personal property acquired subsequent to the Closing Date); provided that notwithstanding the foregoing, any such designation by the Lender shall be subject to customary exceptions, limitations and exclusions consistent, as applicable, with those set forth in the Security Agreement. Such Liens will be created under the Loan Documents in form and substance satisfactory to the Lender, and the Borrower and each of the Material Subsidiaries shall deliver or cause to be delivered to the Lender all such instruments and documents (including mortgages, security agreements, pledges, legal opinions, title insurance policies and lien searches) under all applicable laws as the Lender shall reasonably request to evidence compliance with this Section.

SECTION 7.9.    Obtaining of Permits. Etc. With respect to Products, each of the Borrower and each of the Subsidiaries will obtain, maintain and preserve, and take all necessary action to timely renew all material Permits and accreditations which are necessary in the proper conduct of its business.

SECTION 7.10.    Product Licenses. The Borrower and each of the Subsidiaries shall (i) maintain each material Permit, including each Regulatory Authorization, from, or file any notice or registration in, each jurisdiction in which the Borrower or any Subsidiary is required to obtain any Permit or Regulatory Authorization or to file any notice or registration, in order to design, manufacture, store, label, sell, promote, import or distribute the Products and (ii) promptly provide evidence of same to the Lender.

SECTION 7.11.    Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a)        With respect to the Products, each of the Borrower and each of the Subsidiaries will (i) in all material respects maintain in full force and effect all material Regulatory Authorizations, contract rights, authorizations or other rights necessary for the operations of its business, and in all material respects comply with the terms and conditions applicable to the foregoing; (ii) notify the Lender, promptly after learning thereof, of any material product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued, by the Borrower, any of the Subsidiaries or their respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product, or any basis for undertaking or issuing any such action or item; (iii) in all material respects design, manufacture, store, label, sell, promote, import and distribute all Products in compliance with cGMPs, the FD&C Act, the PHSA, and other applicable Laws; (iv) conduct all studies, tests and preclinical and clinical trials relating to the Products in all material respects in accordance with all cGCPs, and other applicable Laws; (v) operate all manufacturing facilities in material compliance with cGMPs, and all other applicable Laws; (vi) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all material Intellectual Property owned or controlled by the Borrower or any of the Subsidiaries and all Material Agreements, except in the event that the Borrower determines in its reasonable commercial judgment not to do so; (vii) notify the Lender, promptly after learning thereof, of any material Infringement or other violation by any Person of its material Intellectual Property and aggressively pursue any such Infringement or other violation except in any specific circumstances where both (x) the Borrower or any Subsidiary is able to demonstrate that it is not commercially reasonable to do so and (y) where not doing so does not materially adversely affect any material Product; (viii) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for, and protect against Infringement with respect to, all material Intellectual Property, including material Patents, developed or controlled by the Borrower or any of the Subsidiaries, except in any specific circumstances where both (x) the Borrower or any Subsidiary is able to demonstrate that it is not commercially reasonable to do so and (y) where not doing so does not materially adversely affect any material Product; (ix) notify the Lender, promptly after learning thereof, of any material claim by any Person that the conduct of the Borrower’s or any of the Subsidiaries’ business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes in any material respect any Intellectual Property of that Person and use commercially reasonable efforts to resolve such claim, except where the Borrower determines in its reasonable commercial judgment not to do so; and (x) notify the Lender, promptly after learning thereof, of any application or registration relating to any material item of its Intellectual Property which may, in the Borrower’s or such Subsidiary’s reasonable commercial judgment, become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Borrower’s or such Subsidiary’s ownership of any of its Intellectual Property, its right to register the same or to keep and maintain and enforce the same.

(b)        Each of the Borrower and each of the Subsidiaries will furnish to the Lender prompt written notice of the following, and, with respect to clauses (i) and (ii) below, copies of any material notices from, or material responses to, the FDA or other Governmental Authority:

(i)        any notice that the FDA or other Governmental Authority is limiting, suspending or revoking any Regulatory Authorization, changing the market classification or labeling of or otherwise materially restricting the products of the Borrower or any of the Subsidiaries, or considering any of the foregoing;

(ii)        the Borrower or any of the Subsidiaries becoming subject to any administrative or regulatory action, receipt of inspectional observations (e.g., on FDA Form 483), warning letter, untitled letter, or notice of violation letter, or any product of the Borrower or any of the Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing or import alert, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention or refusal, or seizure of any product are pending or threatened against the Borrower or any of the Subsidiaries; or

(iii)        copies of any material written recommendation from any Governmental Authority or other regulatory body that the Borrower or any of the Subsidiaries, or any obligor to which the Borrower or any of the Subsidiaries provides services, should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed.

SECTION 7.12.    Inbound Licenses. Each of the Borrower and each of the Subsidiaries will, promptly after entering into or becoming bound by any inbound license or agreement (other than over-the-counter or “open-source” software that is commercially available to the public): (i) provide written notice to the Lender of the material terms of such license or agreement with a description of its anticipated and projected impact on the Borrower’s and the Subsidiaries’ business and financial condition; and (ii) take such commercially reasonable actions as the Lender may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Lender to be granted and perfect a valid security interest in such license or agreement and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license or agreement, provided that the Lender agrees that a failure to obtain such consent or waiver shall be not a breach of this clause (ii) so long as the Borrower and its Subsidiaries have exercised commercially reasonable efforts to obtain such consent or waiver.

SECTION 7.13.    Cash Management. The Borrower and all Material Subsidiaries will:

(a)        maintain a current and complete list of all accounts (of the type initially set forth on Schedule 6.22) and (other than (i) any pledged accounts securing letter of credit obligations, not exceeding $750,000 in the aggregate, with Liens thereon permitted pursuant to Section 8.3(q) and (ii) accounts exclusively used for (x) payroll, payroll taxes and other employee wage and benefit programs to or for the benefit of the Borrower’s or a Subsidiary’s employees, which shall in no event hold in the aggregate more than the amount reasonably expected to meet such payroll expenses for the following calendar month, including bonuses and other payments to be paid within the following calendar month, and (y) the receipt of receivables solely funded by Medicare or Medicaid, which shall in no event hold in the aggregate more than $5,000 and whose total cash balances shall be automatically swept to a Controlled Account (as defined below), on a monthly basis (collectively, the “Excluded Accounts”)) promptly deliver any updates to such list to the Lender; in respect of any United States Deposit Account, execute and maintain an account control agreement for each such account (other than the Excluded Accounts) (each such account, a “U.S. Controlled Account”), in form and substance reasonably acceptable to the Lender; in respect of any Deposit Account held with a bank in the Netherlands, execute and deliver the Dutch Security Agreement and deliver to each depository bank in the Netherlands, and obtain the return of such notice duly acknowledged by such bank, a notice of pledge (substantially in the form attached to the Dutch Security Agreement) pursuant to the terms of the Dutch Security Agreement with respect to each such account (other than the Excluded Accounts) (each such account, a “Dutch Controlled Account” and together with each U.S. Controlled Account, the “Controlled Accounts”); and maintain each such Controlled Account as a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations (and in which the Borrower and the Subsidiaries shall have granted a Lien to the Lender);

(b)        deposit promptly after the date of receipt thereof in accordance with prudent business practices all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts except to the extent permitted to be kept in Excluded Accounts; and

(c)        at any time after the occurrence and during the continuance of an Event of Default, at the request of the Lender, promptly cause all payments constituting proceeds of accounts to be directed into lockbox accounts under agreements in form and substance satisfactory to the Lender.

SECTION 7.14.    Post-Closing Deliverables. Notwithstanding anything to the contrary herein or in the Loan Documents (it being understood that to the extent that the existence of any of the following post-closing obligations that is not overdue would otherwise cause any representation, warranty, covenant, default or event of default in this Agreement or any other Loan Document to be in breach, the Lender hereby waives such breach for the period from the Closing Date until the first date on which such condition is required to be fulfilled (giving effect to any extensions thereof) pursuant to this Section 7.14). the Borrower shall deliver or cause to be delivered the following items to the Lender no later than the dates set forth below (or such later date agreed to by the Lender in its sole discretion), and each such item shall be in form and substance reasonably satisfactory to the Lender:

(a)        no later than thirty (30) days after the Closing Date, insurance endorsements from one or more insurance companies reasonably satisfactory to the Lender, evidencing property and liability coverage required to be maintained pursuant to each Loan Document, with the Lender named as loss payee or additional insured, as applicable;

(b)        no later than and thirty (30) days after the Closing Date, landlord access agreements in form and substance satisfactory to the Lender from each landlord to the Borrower or any Material Subsidiary (other than the Dutch Subsidiary with respect to real property leases in the Netherlands); and

(c)        no later than and thirty (30) days after the Closing Date, evidence that all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of the Borrower and each Subsidiary are Controlled Accounts (other than Excluded Accounts), which, for the avoidance of doubt, shall include execution of a (i) Charged Account Control Deed entered into by and among the Dutch Subsidiary, the Lender and Bank of America Merrill Lynch International Limited, (ii) Deposit Account Control Agreement entered into by and among the Borrower, the Lender and Bank of America, N. A., and (iii) Control Agreement entered into by and among the Borrower, the Lender and State Street Bank and Trust Company.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that until the Termination Date has occurred, the Borrower and the Subsidiaries will perform or cause to be performed the obligations set forth below.

SECTION 8.1.    Business Activities. None of the Borrower or any of the Subsidiaries will engage in any business activity except those business activities engaged in on the date of this Agreement and any reasonable extensions thereof or any activities reasonably related or incidental thereto; provided that the foregoing shall not prohibit the Borrower or any Subsidiary from developing any new products, services or technologies within or related to its general fields of ex-vivo organ perfusion, organ preservation, and organ transplantation, utilizing newly developed technologies in such fields or exploiting any existing Products in new territories or for different purposes related to ex-vivo perfusion for regenerative medicine for organ repair and regeneration, immune modulation and tolerance for transplantation, diagnostic and therapeutic interventions.

SECTION 8.2.    Indebtedness. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Indebtedness, other than:

(a)        Indebtedness in respect of the Obligations;

(b)        until the Closing Date, Indebtedness that is to be repaid in full as further identified in Schedule 8.2(b):

(c)        Indebtedness existing as of the Closing Date which is identified in Schedule 8.2(c). and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);

(d)        unsecured Indebtedness in respect of performance, surety or appeal bonds or any warranty or contractual service obligations, performance, surety, statutory, appeal, bid or completion of performance guarantees or similar obligations, in each case provided in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $250,000;

(e)        Purchase Money Indebtedness and Capitalized Lease Liabilities in a principal amount not to exceed $1,000,000 in the aggregate outstanding at any time, and, without duplication, Contingent Liabilities incurred in connection therewith;

(f)        Permitted Subordinated Indebtedness;

(g)        Indebtedness of any Subsidiary or the Borrower owing to the Borrower or any Subsidiary;

(h)        Hedging Obligations under agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(i)        Reimbursement obligations in connection with letters of credit that are secured by cash and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $750,000 at any time outstanding;

(j)        Indebtedness and related guarantees incurred as a result of endorsing negotiable instruments in the ordinary course of business;

(k)        Indebtedness in respect of any agreement providing for treasury, depositary, or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions, securities settlements, foreign exchange contracts, assumed settlement, netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements, in each case in the ordinary course of business;

(l)        workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case incurred in the ordinary course of the Borrower’s or its Subsidiaries’ business and not including Indebtedness for borrowed money;

(m)        to the extent constituting Indebtedness, customary indemnification and working capital adjustments or similar obligations incurred or assumed in connection with Investments and Dispositions otherwise permitted hereunder; and

(n)        other Indebtedness of the Borrower and the Subsidiaries in an aggregate amount at any time outstanding not to exceed $250,000; provided that, no Indebtedness otherwise permitted by clauses (e), (f) or (n) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

SECTION 8.3.    Liens. None of the Borrower or any of the Subsidiaries will create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a)        Liens securing payment of the Obligations;

(b)        until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 8.2:

(c)        Liens existing as of the Closing Date and disclosed in Schedule 8.3(c) securing Indebtedness described in clause (c) of Section 8.2, and extensions, and renewals, refinancings of such Indebtedness; provided that, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

(d)        Liens securing payment of Permitted Subordinated Indebtedness that are (i) subordinate to the Liens securing payment of the Obligations and all other Indebtedness owing from the Borrower or the Subsidiaries to the Lender and (ii) subject to a written subordination agreement satisfactory to the Lender in its sole discretion;

(e)        Liens securing Indebtedness of the Borrower or the Subsidiaries permitted pursuant to Section 8.2(e) (and any related proceeds thereof or replacements or accession thereto) (provided that (i) such Liens shall be created within 180 days of the acquisition of the assets financed with such Indebtedness and such Liens do not at any time encumber any property other than the property so financed);

(f)        Liens in favor of carriers, warehousemen, mechanics, materialmen, landlords and other like Persons, as well as retention of title arrangement (ieigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), and right to reclaim goods (recht van reclame), in each case arising in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings;

(g)        Liens on cash incurred or deposits of cash made in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, contracts, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or indemnity, performance or other similar bonds, collectively under this clause (g); provided that the amount of any such liens to secure performance of contracts shall not exceed $250,000 at any time outstanding;

(h)        judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(f);

(i)        easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(j)        Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(k)        licenses and/or sublicenses of Intellectual Property otherwise permitted under this Agreement or the other Loan Documents, and restrictions under licenses of Intellectual Property entered into in the ordinary course of business pursuant to which the Borrower or any of its Subsidiaries is a licensee;

(l)        banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the Borrower’s or any Subsidiary’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 7.13(a) hereof;

(m)        any Lien arising under Article 24 or 26 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Bankeri) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions and any netting or set-off arrangement entered into by the Borrower and any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(n)        leasehold interests in leases or subleases of real property;

(o)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(p)        Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property of assets);

(q)        Liens on cash (and/or cash collateral) in an aggregate amount not exceeding $750,000 securing Indebtedness permitted under clause (i) of Section 8.2; and

(r)        the interests of lessors under operating leases.

The Lender agrees to execute and deliver such collateral subordination agreements and related documents as reasonably requested of it to confirm the priority of the Liens permitted pursuant to clause (e) of Section 8.3.

SECTION 8.4.    Minimum Liquidity. The Liquidity of the Borrower shall not at any time be less than $3,000,000.

SECTION 8.5.    Investments. None of the Borrower or any of the Subsidiaries will purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a)        Investments existing on the Closing Date and identified in Schedule 8.5(a);

(b)        Cash Equivalent Investments and any Investment which when made complies with the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

(c)        Investments (including debt obligations) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and other disputes with, customers or suppliers, in each case in the ordinary course of business;

(d)        Investments consisting of any deferred portion of the sales price received by the Borrower or any of the Subsidiaries in connection with any Disposition permitted under Section 8.8:

(e)        Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f)        Permitted Acquisitions and Investments acquired as a result of Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence prior to the date of such Permitted Acquisition;

(g)        Investments by the Borrower or any Guarantor in the Borrower or any Guarantor;

(h)        Repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issue price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided no Event of Default has occurred, is continuing or would exist after giving effect to such repurchases;

(i)        Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors, not to exceed $250,000 in the aggregate;

(j)        Investments consisting of travel advances and employee relocation loans, and other employee loans and advances in the ordinary course of business, not to exceed $100,000 in the aggregate outstanding at any given time;

(k)        Investments in non-Guarantors not to exceed $750,000;

(l)        Cash Investments in joint ventures and strategic alliances in the ordinary course of business or approved by Borrower’s Board of Directors, provided that any such cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year;

(m)        Investments consisting of security deposits with utilities, landlords and other like Persons made in the ordinary course of business;

(n)        Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

(o)        other Investments in an amount not to exceed $250,000 over the term of this Agreement.

SECTION 8.6.    Restricted Payments, Etc. None of the Borrower or any of the Subsidiaries will declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) to repurchase or redeem any class of stock or other equity interest pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, not to exceed $250,000 or (b) Restricted Payments made by the Borrower or any Subsidiary to the Borrower or any Subsidiaries.

SECTION 8.7.    Consolidation, Merger; Permitted Acquisitions, Etc. None of the Borrower or any of the Subsidiaries will liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), other than in connection with a Permitted Acquisition, except that, so long as no Event of Default has occurred and is continuing (or would occur), any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Subsidiary; and provided further, in connection with any Permitted Acquisition, the Borrower or any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (i) the Person surviving such merger with any Subsidiary shall be a direct or indirect wholly-owned Subsidiary of the Borrower and a Guarantor, and (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person.

SECTION 8.8.    Permitted Dispositions. None of the Borrower or any of the Subsidiaries will Dispose of any of its assets (including accounts receivable and Capital Securities of the Borrower or Subsidiaries) to any Person in one transaction or a series of transactions unless such Disposition:

(i)        is inventory or obsolete, damaged, worn out or surplus property (including fixed assets no longer used or useful in the business of the Borrower and its Subsidiaries at the time of such Disposition) Disposed of in the ordinary course of its business;

(ii)        is a transfer of products to customers in connection with product trials;

(iii)        is a non-exclusive license or similar arrangement for the use of Intellectual Property in the ordinary course of business;

(iv)        is from the Borrower or a Guarantor to the Borrower or a Guarantor;

(v)        is a Disposition of cash that is not otherwise prohibited by the Loan Documents;

(vi)        is a disposition consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction;

(vii)        is a disposition resulting from Casualty Events; or

(viii)        is a transfer of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year, with at least 75% cash as consideration.

SECTION 8.9.    Modification of Certain Agreements. None of the Borrower or any of the Subsidiaries will consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in (i) any Organic Documents of the Borrower or any of the Subsidiaries, if the result would have an adverse effect on the rights or remedies of the Lender under this Agreement or any Loan Document, or (ii) any agreement governing any Permitted Subordinated Indebtedness, if the result would shorten the maturity date thereof or advance the date on which any cash payment is required to be made thereon or would otherwise change any terms thereof in a manner adverse to the Lender.

SECTION 8.10.    Transactions with Affiliates. None of the Borrower or any of the Subsidiaries will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its Affiliates, unless such arrangement, transaction or contract:

(a)        is between or among the Borrower or any of the Guarantors;

(b)        is the provision of normal and reasonable compensation, benefits, reimbursement of expenses and indemnification to, and other employment arrangements with, officers, directors and employees;

(c)        consists of the issuance of Capital Securities to Affiliates in exchange for cash;

(d)        a transaction listed on Schedule 6.19: or

(e)        (i) is on fair and reasonable terms no less favorable to the Borrower or any Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not one of its Affiliates and (ii) is of the kind which would be entered into by a prudent Person in its position with a Person that is not one of its Affiliates.

SECTION 8.11.    Restrictive Agreements. Etc. None of the Borrower or any of the Subsidiaries will enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (ii) the ability of the Borrower or any of the Subsidiaries to amend or otherwise modify any Loan Document, or (iii) the ability of the Borrower or any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (x) in any Loan Document, (y) in the case of clause (IT (A) in any agreement governing any Indebtedness permitted by clauses (e) or (i) of Section 8.2 as to the assets financed with the proceeds of such Indebtedness and secured by Liens permitted by clauses (e) or (q) of Section 8.3, or (B) in leases, licenses and other contracts on the assignment thereof.

SECTION 8.12.    Sale and Leaseback. None of the Borrower or any of the Subsidiaries will directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 8.13.    Product Agreements. None of the Borrower or any of the Subsidiaries will enter into any amendment with respect to any existing Product Agreement or enter into any new Product Agreement that contains any provision that permits any counterparty other than the Borrower or any of the Subsidiaries to terminate such Product Agreement for any reason related to a change of control of the Borrower or any of the Subsidiaries. The Borrower and the Subsidiaries shall use commercially reasonable efforts to avoid entering into any amendment with respect to any existing Product Agreement or entering into any new Product Agreement that contains (a) any provision that permits any counterparty other than the Borrower or any of the Subsidiaries to terminate such Product Agreement for any reason related to the insolvency of the Borrower or any of the Subsidiaries or assignment of such Product Agreement by the Borrower or any of the Subsidiaries, (b) any provision which restricts or penalizes a security interest in, or the assignment of, any Product Agreements, upon the sale, merger or other disposition of all or a material portion of a Product to which such Product Agreement relates or (c) any other provision that has or is likely to adversely effect, in any material respect, any Product to which such agreement relates or to the Lender’s rights hereunder.

SECTION 8.14.    Change in Name. Location or Executive Office or Executive Management; Change in Fiscal Year . None of the Borrower or any of the Subsidiaries will (i) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties, (ii) change its jurisdiction of organization or legal structure, (iii) relocate its chief executive office, principal place of business or any office in which it maintains books or records relating to its business (including the establishment of any new office or facility), (iv) change its federal taxpayer identification number or organizational number (or equivalent), in each of clauses (i) through (iv) without 30 days’ prior written notice to the Lender, (v) replace its chief executive officer or chief financial officer without written notification to the Lender within 30 days thereafter, or (vi) change its Fiscal Year or any of its Fiscal Quarters.

SECTION 8.15.    Benefit Plans and Agreements. None of the Borrower or any Subsidiary will (i) become the sponsor of, incur any responsibility to contribute to or otherwise incur actual or potential liability with respect to, any Benefit Plan, (ii) allow any “employee benefit plan” as defined in section 3(3) of ERISA that provides retirement benefits, is sponsored by the Borrower or any Subsidiary and is intended to be tax qualified under section 401 or 501 of the Code to cease to be tax qualified, (iii) allow the assets of any tax qualified retirement plan sponsored by the Borrower or any of its Subsidiaries to become invested in Capital Securities of the Borrower or any Subsidiary, (iv) allow any employee benefit plan, program or arrangement sponsored, maintained, contributed to or required to be contributed to by the Borrower or any Subsidiary to fail to comply in all material respects with its terms and applicable law, or (v) allow any employee benefit plan as defined in Section 3(3) of ERISA that provides medical insurance, dental insurance, vision insurance, life insurance or long-term disability benefits and that is sponsored by the Borrower or any of the Subsidiaries, to become self-insured. The Borrower will not enter into any employment, change in control, severance, independent contractor, or consulting agreements or grant any equity awards other than in the course of ordinary business and consistent with past practice.

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.1.    Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.

(a)        Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of or interest on any Loan, or (ii) any fee described in Article III or any other monetary Obligation, and in the case of clause (ii) such default shall continue unremedied for a period of three Business Days after such amount was due.

(b)        Breach of Warranty. Any representation or warranty made or deemed to be made by the Borrower or any of the Subsidiaries in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

(c)        Non-Performance of Certain Covenants and Obligations. The Borrower or any Subsidiary shall default in the due performance or observance of any of its obligations under Section 7.L Section 7.7. or Article VIII.

(d)        Non-Performance of Other Covenants and Obligations. The Borrower or any Subsidiary shall default in the due performance and observance of any other covenant, obligation or agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Borrower by the Lender or (ii) the date on which the Borrower has knowledge of such default.

(e)        Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness of the Borrower or any of the Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f)        Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of the Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal or paid within 60 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g)        Change in Control. Any Change in Control shall occur.

(h)        Bankruptcy, Insolvency, Etc. The Borrower or (except as permitted pursuant to Section 8.7) any of the Subsidiaries shall

(i)        become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii)        apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii)        in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that, each of the Borrower and each Subsidiary hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

(iv)        permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower or any Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that, each of the Borrower and each Subsidiary hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

(v)        take any action authorizing, or in furtherance of, any of the foregoing.

(i)        Impairment of Security, Etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Subsidiary thereto; the Borrower, any Subsidiary or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

(j)        Key Permit Events. Any Key Permit or any of the Borrower’s or any Subsidiary’s material rights or interests thereunder is terminated or amended in any manner adverse to the Borrower or any Subsidiary in any material respect.

(k)        Material Adverse Change. Any circumstance occurs that has had or could reasonably be expected to have a Material Adverse Effect.

(l)        Key Person Event. If Waleed Hassanein ceases to be employed full time by the Borrower and actively working as the President and Chief Executive Officer, unless within 120 days after such individual ceases to be employed full time and actively working the Borrower hires a replacement for such individual reasonably acceptable to the Lender.

(m)        Regulatory Matters. If any of the following occurs: (i) the FDA, CMS, EMA or any other Governmental Authority (A) issues a letter or other communication asserting that any Product lacks a required Regulatory Authorization or (B) initiates enforcement action against, or issues a warning letter with respect to, the Borrower or any of the Subsidiaries, or any of their Products or the manufacturing facilities therefor, that, in the case of either clause (A) or (B), causes the Borrower or such Subsidiary to discontinue marketing or withdraw any of its Products, or causes a delay in the manufacture or offering of any of its Products, which discontinuance, withdrawal or delay could reasonably be expected to last for more than three months; (ii) a recall which could reasonably be expected to result in liability to the Borrower and the Subsidiaries in excess of $750,000; or (iii) the Borrower or any of the Subsidiaries enters into a settlement agreement with the FDA, CMS, EMA or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of $750,000.

SECTION 9.2.    Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 9.1(h) with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person.

SECTION 9.3.    Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 9.1(h)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1.    Waivers. Amendments. Etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Lender and the Borrower.

No failure or delay on the part of the Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any of the Subsidiaries in any case shall entitle it or any of them to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2.    Notices; Time. All notices and other communications provided under any Loan Document shall be in writing or by email and addressed, delivered or transmitted, if to the Borrower or the Lender, to the applicable Person at its physical address or email address set forth on Schedule 10.2 hereto, or at such other physical address or email address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by email, shall be deemed given upon the earlier of (x) the confirmation of receipt by the recipient and (y) the opening of business on the next Business Day for the recipient. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

SECTION 10.3.    Payment of Costs and Expenses. Notwithstanding anything to the contrary in that certain Summary of Terms, dated as of February 26, 2018, by and between OrbiMed Advisors LLC (an Affiliate of the Lender) and the Borrower, the Borrower agrees to pay on demand all expenses of the Lender (including the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) in connection with:

(a)        the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

(b)        the filing or recording of any Loan Document (including any financing statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where financing statements (or other documents evidencing Liens in favor of the Lender) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document;

(c)        the preparation and review of the form of any document or instrument relevant to any Loan Document; and

(d)        legal diligence, consulting and other advice in connection with the Borrower, the Subsidiaries and any of their Related Parties.

The Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to the Lender) incurred by the Lender in connection with (x) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 10.4.    Indemnification. In consideration of the execution and delivery of this Agreement by the Lender, the Borrower hereby indemnifies, agrees to defend, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ and professionals’ fees and disbursements, whether incurred in connection with actions between the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), including, without limitation, Indemnified Liabilities arising out of or relating to (i) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to fund any Loan), and (ii) any Environmental Liability; provided that the Borrower shall have no obligation or liability under this Section 10.4 with respect to any Indemnified Liabilities that arise from or are the direct result of such Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This Section 10.4 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.

SECTION 10.5.    Survival. The obligations of the Borrower under Section 4.L Section 4.2, Section 4.3, Section 10.3 and Section 10.4, shall in each case survive any assignment by the Lender and the occurrence of the Termination Date. The representations and warranties made by the Borrower in each Loan Document shall survive the execution and delivery of such Loan Document.

SECTION 10.6.    Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7.    Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8.    Execution in Counterparts. Effectiveness. Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf’ or “tiff’) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9.    Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN ANY DUTCH SECURITY DOCUMENT OR OTHER DUTCH LAW GOVERNED DOCUMENT OR SECURITY ARRANGEMENT) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ANY DUTCH

SECURITY DOCUMENT OR OTHER DUTCH LAW GOVERNED DOCUMENT OR SECURITY ARRANGEMENT) CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, the Borrower may not assign or transfer its rights or obligations hereunder without the consent of the Lender.

SECTION 10.11.    Other Transactions. Nothing contained herein shall preclude the Lender, from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12.    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT (OTHER THAN ANY DUTCH SECURITY DOCUMENT OR OTHER DUTCH LAW GOVERNED DOCUMENT OR SECURITY ARRANGEMENT), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH OF THE BORROWER AND THE LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER THE BORROWER OR THE LENDER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER AND THE LENDER, EACH ON ITS OWN BEHALF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED

BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS (OTHER THAN ANY DUTCH SECURITY DOCUMENT OR OTHER DUTCH LAW GOVERNED DOCUMENT OR SECURITY ARRANGEMENT).

SECTION 10.13.    Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT (OTHER THAN ANY DUTCH SECURITY DOCUMENT OR OTHER DUTCH LAW GOVERNED DOCUMENT OR SECURITY ARRANGEMENT), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.14.    Confidential Information. Subject to the provisions of Section 10.15, at all times prior to the first anniversary of the Credit Agreement Termination Date, the Receiving Party shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, advisors or consultants who have a need to know such information to assist such Party in the performance of such Party’s obligations or in the exercise of such Party’s rights hereunder and who are subject to reasonable obligations of confidentiality consistent with this Section 10.14 (collectively, “Recipients”). Notwithstanding anything to the contrary set forth herein, (a) the Lender may disclose this Agreement and the terms and conditions hereof and any information related hereto, to (i) its Affiliates, (ii) potential and actual assignees of any of the Lender’s rights hereunder and (iii) potential and actual investors in, or lenders to, the Lender (including, in each of the foregoing cases, such Person’s employees, advisors or consultants); provided that in each case, unless an Event of Default has occurred and is continuing, each such Recipient shall be subject to reasonable obligations of confidentiality; and (b) upon receiving consent from the Lender, which consent shall not be unreasonably withheld, delayed or conditioned, the Borrower may disclose this Agreement and the terms and conditions hereof and information related hereto, to potential or actual permitted acquirers or assignees, collaborators and other (sub)licensees, permitted subcontractors, investment bankers, investors, lenders (including, in each of the foregoing cases, such Person’s employees, advisors or consultants who have a need to receive and review such information); provided that in each case, each such Recipient shall be subject to reasonable obligations of confidentiality. In addition to the foregoing, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in order to comply with applicable Laws (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that the Receiving Party (x) will only disclose those portions of the Confidential Information that are necessary or required to be so disclosed, and (y) to the extent legally permissible, will notify the Disclosing

Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed.

SECTION 10.15.    Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a)        that is or hereafter becomes part of the public domain (other than as a result of a disclosure by the Receiving Party or its Recipients in violation of this Agreement);

(b)        that is received from a Third Party without restriction on disclosure and without, to the knowledge of the Receiving Party, breach of any agreement between such Third Party and the Disclosing Party;

(c)        that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation on disclosure prior to its receipt from the Disclosing Party;

(d)        that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

(e)        that the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party without use of or reference to the Confidential Information.

SECTION 10.16.    Register. Orbimed Royalty Opportunities II, LP, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TRANSMEDICS, INC., as the Borrower

By:	/s/ Stephen M. Gordon
Name: Stephen M. Gordon
Title: Chief Financial Officer

ORBIMED ROYALTY OPPORTUNITIES II, LP, as the Lender

By OrbiMed Advisors LLC, its investment manager

By:	/s/ W. Carter Neild

Name: W. Carter Neild
Title: Member

Signature Page to Credit Agreement

Schedule 1.1

Investment Policy

Attached.

Investment Policy Guidelines

1.	PURPOSE

To establish guidelines for the investment of TransMedics, Inc.’s surplus cash balances. Surplus cash balances are balances in corporate accounts not required within 60 days for working capital, capital investment, debt repayment, or other outstanding near-term financial obligations.

2.	OBJECTIVES

The objectives of the policy are, in order of priority:

2.1	Preservation of capital.

2.2	Fulfillment of liquidity needs.

2.3	To achieve an acceptable rate of return

3.	ELIGIBLE ASSET CLASSES

All investments must be U.S. dollar-denominated.

Borrowing for investments purposes is prohibited.

Investment in securities with underlying leverage risk.

3.1	U.S. Treasury obligations issued or guaranteed by the U.S. Government or Government agency obligations.

3.1.1	Treasury Bills

3.1.2	Treasury Notes

3.1.3	Treasury Bonds

3.1.4	Federal Home Loan Bank

3.1.5	Federal Farm Credit Bank

3.1.6	Fannie Mae

3.1.7	Freddy Mac

3.2	Money market funds

3.2.1    2(a)7 Fund

1

3.2.2 Seeks	to achieve and maintain a net asset value of $1.00/share

3.2.3 Consist	of a minimum of $1 billion in assets

3.2.4	Must be AAA-rated by at least one of the nationally recognized credit rating agencies.

3.3	Repurchase agreements (“repo”)

3.3.1   Fully collateralized at a minimum of 102% or more by U.S. government securities, specifically U.S. treasuries and/or U.S. agencies as defined in 3.1.

3.4	Municipal securities, specifically revenue and general obligation (which also includes variable rate municipals).

3.5	Corporate debt obligations, specifically commercial paper, corporate notes, corporate bonds and/or medium-term notes.

4.	CREDIT QUALITY

In all categories described above, the emphasis will be on securities of high credit quality.

At the time of purchase, investments which bear a short-term credit rating must have a minimum rating and be explicitly rated by two of the following rating services: A1 by Standard & Poor’s, PI by Moody’s and/or F-l by Fitch (no split-rated paper permitted) - for municipal securities (if assigned a short-term credit rating), the minimum must be SP1 by S&P or MIG1 by Moody’s.

At the time of purchase, investments which bear a long-term credit rating must have a minimum rating and be explicitly rated by two of the following rating services: A by Standard & Poor’s, A2 by Moody’s and/or A by Fitch.

At the time of purchase, investments, which bear a AAA-rating, may only be rated by one of the three rating agencies.

5.	COMMUNICATION

The investment provider will contact the Finance department upon the occurrence of any of the following events:

●	The issuer is placed on “Negative Outlook” or “CreditWatch with Negative Implications”;
●	A security is downgraded; and
●	a security is downgraded causing the credit quality to fall below the minimum standards stated in this Investment Policy.

6.	INVESTMENT PARAMETERS

2

6.1	There are no limits with respect to US Treasury and agency obligations and money market funds.

6.2	Other asset classes are subject to no more than 5% of the aggregate market value of the portfolio at the time of investment in any one issuer, and no more than 5% of the total issue size outstanding.

7.	MATURITY LIMITS

7.1	No single instrument having a final stated maturity of more than 1 year.

7.2	The dollar-weighted average maturity of the investment portfolio will not exceed 180 days.

7.3	For securities that have put dates, the put date may be used instead of the maturity date for maturity limit purposes.

8.	LIQUIDITY REQUIREMENT

8.1	A minimum of 60 days of expected monthly cash outflow should be targeted to be available each business day.

9.	INVESTMENT PERFORMANCE

9.1	TransMedics’ Board approved professional advisors (if any is used) shall issue a quarterly investment performance analysis using time-weighted measures.

10	TRADING GUIDELINES

10.1	Normal investing practice is to reinvest the funds on the day a security matures in order to minimize lost interest.

10.2

TransMedics must have access to an on-line system maintained by TransMedics’ Board approved professional advisors that has a daily transaction log and shall be available for TransMedics’ review at any time.

11	CUSTODY

11.1	Assets may be held in a segregated bank custody account with separate fiduciary documents executed by the bank. Assets may also be held by the investment manager or securities dealer.

12.	FIDUCIARY DISCRETION

12.1	TransMedics’ Board approved professional advisors shall have full discretion to invest TransMedics Inc.’s portfolio subject to strict adherence to these guidelines.

3

12.2	TransMedics’ Board approved professional advisors, must comply with its appropriate rules and regulations as set forth by it’s governing bodies (i.e., the SEC).

4

Schedule 6.6

Material Adverse Change

None.

Schedule 6.7(a)

Litigation

None.

Schedule 6.8

Existing Subsidiaries

1.	TransMedics B. V., a Dutch limited liability company - 100% wholly owned by Borrower
2.	TransMedics GmbH, a German limited liability company -100% wholly owned by TransMedics B.V.
3.	TransMedics Pty Ltd, an Australian limited liability company - 100% wholly owned by Borrower

Schedule 6.11

Collective Bargaining Agreements

(1)

TransMedics B.V.’s only employee in France is employed under the general conditions of the national collective bargaining agreement of the Manufacturing and Trade of Pharmaceutical, Para Pharmaceutical and veterinary products IDCC reference 1555 (the “Collective Bargaining Agreement”). The employee shall pertain to the level 10 of the Collective Bargaining Agreement.

(2)	TransMedics B.V.’s only employee in Italy is subject to the national collective bargaining agreement for commercial executives (“CCNL Dirigenti Cemmercio”).

Schedule 6.15(a)

Intellectual Property

(i) Patents

List of TransMedics IP Portfolio of Patents 06/01/18

Granted US
Patent Number	Filing Date	Title	Expiration Date
6,046,046	03-Apr-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2017
6,100,082	23-Sep-1997	PERFUSION APPARATUS AND METHOD INCLUDING CHEMICAL COMPOSITIONS FOR MAINTAINING AN ORGAN	May 20, 2019
6,953,655	23-Mar-2000	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2017
7,572,622	14-Aug-2003	HEART PRESERVATION CHAMBER	January 29, 2026
7,651,835	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE	March 13, 2027
8,304,181	25-Apr-2007	METHOD FOR EX-VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	March 6, 2028
8,409,846	17-Feb-2005	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2017
8,420,380	08-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	October 28, 2029
8,465,970	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE	February 12, 2028
8,535,934	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	October 28, 2029
8,585,380	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE	February 12, 2028

Granted US
Patent Number	Filing Date	Title	Expiration Date
8,822,203	28-Sep-2010	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	November 20, 2028
9,055,740	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE	June 15, 2028
9,078,428	07-0ct-2005	SYSTEMS, METHODS, COMPOSITIONS AND SOLUTIONS FOR PERFUSING AN ORGAN	August 23, 2027
9,215,867	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE	December 29, 2027
9,247,728	08-Apr-2008	SYSTEM AND METHOD FOR EX VIVO LUNG CARE	October 28, 2029
9,301,519	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE	February 12, 2028
9,457,179	06-.M-2007	SYSTEMS FOR MONITORING AND APPLYING ELECTRICAL CURRENTS IN AN ORGAN PERFUSION SYSTEM	July 8, 2031
9,462,802	08-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	December 18, 2031
9,516,875	12-Feb-2013	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	April 8, 2028
9,756,849	27-Mar-2015	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	June 24, 2018
9,756,850	10-Feb-2017	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2017
9,756,851	24-Feb-2017	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2017
9,814,230	08-Apr-2008	SYSTEMS AND METHODS FOR Ex vivo LUNG CARE	October 28, 2029

Granted US
Patent Number	Filing Date	Title	Expiration Date
9,894,894	16-Aug-2012	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	February 8, 2026

Pending US
Application No.	Filing Date	Title
12/099687	08-Apr-2008	SYSTEMS AND METHODS FOR Ex vivo LUNG CARE
13/446706	13-Apr-2012	ORGAN CARE SOLUTION FOR EX-VIVO MACHINE PERFUSION OF DONOR LUNGS
14/464426	20-Aug-2014	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE
14/728771	02-.Tim-2015	EX VIVO ORGAN CARE SYSTEM
14/734769	09-.Tun-2015	SYSTEMS, METHODS, COMPOSITIONS AND SOLUTIONS FOR PERFUSING AN ORGAN
14/939845	12-Nov-2015	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE
15/207303	1 l-Jul-2016	SYSTEMS FOR MONITORING AND APPLYING ELECTRICAL CURRENTS IN AN ORGAN PERFUSION SYSTEM
15/258194	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
15/857953	29-Dec-2017	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
728233	Australia	23-Sept-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
2005294206	Australia	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025

2008260409	Australia	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE USING LACTATE AS AN INDICATOR	April 24, 2028

2009212725	Australia	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029

2012216796	Australia	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025

2012242578	Australia	13-Apr-2012	ORGAN CARE SOLUTION FOR EX- VIVO MACHINE PERFUSION OF DONOR LUNGS	April 13, 2032

2013216566	Australia	07-0ct-2005	SYSTEMS AND METHODS RELATED TO ORGAN PRESERVATION	October 7, 2025

2014202736	Australia	30-Jan-2009	METHOD AND DEVICE THAT PRESERVES LUNGS EX VIVO	January 30, 2029

2014256394	Australia	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025

2015202735	Australia	30-Jan-2009	METHOD AND DEVICE THAT PRESERVES LUNGS EX VIVO	January 30, 2029

2015246083	Australia	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025

2016201793	Australia	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE USING LACTATE AS AN INDICATOR	April 24, 2028

2016222388	Australia	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025

1017274	Austria	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
1017274	Belgium	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Belgium	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	Belgium	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Belgium	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
2304598	Canada	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
2584066	Canada	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
2685302	Canada	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
2881613	Canada	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
ZL201310556156.3	China	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
ZL200580042038.4	China	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
ZL201210449227.5	China	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
ZL200880020749.5	China	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
ZL200980110231.5	China	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
ZL201280025150.7	China	13-Apr-2012	ORGAN CARE SOLUTION FOR EX- VIVO MACHINE PERFUSION OF DONOR LUNGS	April 13, 2032
ZL201310148246.9	China	30-Jan-2009	SYSTEMS AND METHODS FOR EX- VIVO LUNG CARE	January 30, 2029
1017274	Denmark	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Denmark	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	Denmark	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Denmark	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
1017274	Europe	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Europe	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
1942726	Europe	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Europe	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
1017274	Finland	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1017274	France	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
1768490	France	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	France	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	France	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
1017274	Germany	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Germany	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	Germany	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Germany	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
1101890	Hong Kong	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1145942	Hong Kong	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
1185516	Hong Kong	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
1192115	Hong Kong	30-Jan-2009	METHOD AND DEVICE THAT PRESERVES LUNGS EX VIVO	January 30, 2029
1200054	Hong Kong	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
1017274	Ireland	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Ireland	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	Ireland	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Ireland	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
182403	Israel	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
194748	Israel	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
201739	Israel	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
207289	Israel	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
211084	Israel	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
228816	Israel	13-Apr-2012	ORGAN CARE SOLUTION FOR EX- VIVO MACHINE PERFUSION OF DONOR LUNGS	April 13, 2032
243261	Israel	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
1017274	Italy	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Italy	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
1942726	Italy	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Italy	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
5113522	Japan	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
5462406	Japan	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
5599322	Japan	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
5746534	Japan	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
5889861	Japan	23-Sept-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
5923551	Japan	23-Sep-1998	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE - VA Case	September 23, 2018
5923552	Japan	23-Sep-1998	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE - VA Case	September 23, 2018
5933666	Japan	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
6029650	Japan	13-Apr-2012	ORGAN CARE SOLUTION FOR EX- VIVO MACHINE PERFUSION OF DONOR LUNGS	April 13, 2032
6134771	Japan	23-Sep-1998	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	September 23, 2018
6144238	Japan	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
6284698	Japan	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
6343696	Japan	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
1017274	Luxembourg	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1017274	Monaco	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1017274	Netherlands	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Netherlands	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	Netherlands	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Netherlands	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
554543	New Zealand	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
580648	New Zealand	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
586901	New Zealand	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
591524	New Zealand	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
597482	New Zealand	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
600702	New Zealand	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
603329	New Zealand	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
608461	New Zealand	24-Apr-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
614472	New Zealand	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
616699	New Zealand	13-Apr-2012	ORGAN CARE SOLUTION FOR EX- VIVO MACHINE PERFUSION OF DONOR LUNGS	April 13, 2032
623220	New Zealand	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
625575	New Zealand	24-April-2008	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS	April 24, 2028
702992	New Zealand	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025
709775	New Zealand	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE	January 30, 2029
713560	New Zealand	13-Apr-2012	ORGAN CARE SOLUTION FOR EX- VIVO MACHINE PERFUSION OF DONOR LUNGS	April 13, 2032
717789	New Zealand	07-0ct-2005	SYSTEMS AND METHODS FOR EX- VIVO ORGAN CARE	October 7, 2025

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
728515	New Zealand	13-Apr-2012	ORGAN CARE SOLUTION FOR EX- VIVO MACHINE PERFUSION OF DONOR LUNGS	April 13, 2032
1017274	Portugal	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1017274	Spain	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Spain	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	Spain	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Spain	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
1017274	Sweden	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	Sweden	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025
1942726	Sweden	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	Sweden	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028
1017274	Switzerland	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1017274	United Kingdom	23-Sep-1998	COMPOSITIONS, METHODS AND DEVICES FOR MAINTAINING AN ORGAN	September 23, 2018
1768490	United Kingdom	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVATION	October 7, 2025

Granted Foreign
Patent Number	Country	Filing Date	Title	Expiration Date
1942726	United Kingdom	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 19, 2027
2150105	United Kingdom	24-Apr-2008	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE	April 24, 2028

Pending Foreign
Application Number	Country	Filing Date	Title
2015271799	Australia	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
2016318622	Australia	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
2017204594	Australia	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
2017251745	Australia	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE USING LACTATE AS AN INDICATOR
2017254983	Australia	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE
2997267	Canada	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
2649703	Canada	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE
2713443	Canada	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
2833266	Canada	13-Apr-2012	ORGAN CARE SOLUTION FOR EX-VIVO MACHINE PERFUSION OF DONOR LUNGS
2899880	Canada	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
2937022	Canada	24-Apr-2008	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON

Pending Foreign
Application Number	Country	Filing Date	Title
2948767	Canada	30-Jan-2009	METHOD AND DEVICE THAT PRESERVES LUNGS EX VIVO
2950759	Canada	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
2980782	Canada	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE
2985229	Canada	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
201680051905.9	China	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
201510886161.X	China	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
201580039132.8	China	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
201610772591.3	China	13-Apr-2012	ORGAN CARE SOLUTION FOR EX-VIVO MACHINE PERFUSION OF DONOR LUNGS
201810088427.X	China	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
16844964.3	Europe	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
09707471.0	Europe	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
12770852.7	Europe	13-Apr-2012	ORGAN CARE SOLUTION FOR EX-VIVO MACHINE PERFUSION OF DONOR LUNGS
15803127.8	Europe	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
16205395.3	Europe	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE
17172411.5	Europe	24-Apr-2008	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE AND FOR USING LACTATE AS AN INDICATION OF DONOR ORGAN STATUS
11104344.2	Elong Kong	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE

Pending Foreign
Application Number	Country	Filing Date	Title
14108359.2	Elong Kong	13-Apr-2012	ORGAN CARE SOLUTION FOR EX-VIVO MACHINE PERFUSION OF DONOR LUNGS
16105788.7	Elong Kong	30-Jan-2009	METHOD AND DEVICE THAT PRESERVES LUNGS EX VIVO
17110784.0	Elong Kong	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
17112684.7	Elong Kong	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE
235148	Israel	24-Apr-2008	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
243262	Israel	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE
243263	Israel	19-Apr-2007	SYSTEMS AND METHODS FOR EX VIVO ORGAN CARE
247534	Israel	30-Jan-2009	METHOD AND DEVICE THAT PRESERVES LUNGS EX VIVO
249263	Israel	07-0ct-2005	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE
249277	Israel	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
253737	Israel	24-Apr-2008	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
257512	Israel	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
258702	Israel	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
2018-512425	Japan	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
2016-570779	Japan	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
2017-248794	Japan	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
2015-231545	Japan	30-Jan-2009	METHOD AND DEVICE THAT PRESERVES LUNG EX VIVO

Pending Foreign
Application Number	Country	Filing Date	Title
2016-223133	Japan	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
2016-210448	Japan	24-Apr-2008	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE USING LACTATE AS AN INDICATOR
2015-189389	Japan	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
2017-131257	Japan	23-Sep-1998	SYSTEMS AND METHODS FOR EX-VIVO ORGAN CARE
2018-057705	Japan	24-Apr-2008	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
2018-097232	Japan	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
724681	New Zealand	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
726895	New Zealand	02-Jun-2015	EX VIVO ORGAN CARE SYSTEM
732515	New Zealand	07-0ct-2005	SYSTEMS AND METHODS RELATING TO ORGAN PRESERVAHON
739110	New Zealand	30-Jan-2009	SYSTEMS AND METHODS FOR EX VIVO LUNG CARE
739881	New Zealand	07-Sep-2016	AORTIC CANNULA FOR EX VIVO ORGAN CARE SYSTEM
740353	New Zealand	13-Apr-2012	ORGAN CARE SOLUTION FOR EX-VIVO MACHINE PERFUSION OF DONOR LUNGS

(ii) Trademarks

Issued Registrations

Mark	Country	Reg. No.	Reg. Date
MISCELLANEOUS design	Australia Madrid Protocol	933367	08/01/07

MISCELLANEOUS design	Canada		790432
MISCELLANEOUS design	China Madrid Protocol Class 1	933367	08/01/07
MISCELLANEOUS design	China Madrid Protocol Class 41	933367	08/01/07
MISCELLANEOUS design	Curacao Madrid Protocol	933367	08/01/07
	European Community Madrid Protocol	933367	08/01/07
MISCELLANEOUS design	Israel Class 1 Class 10	203139	12/04/08
MISCELLANEOUS design	Japan Madrid Protocol	933367	08/01/07
MISCELLANEOUS design	Madrid Protocol	933367	08/01/07
MISCELLANEOUS design	Monaco Madrid Protocol	933367	08/01/07
MISCELLANEOUS design	Caribbean Netherlands Madrid Protocol	933367	08/01/07

MISCELLANEOUS design	New Zealand	773266	06/05/07
MISCELLANEOUS design	Norway Madrid Protocol	933367	08/01/07
MISCELLANEOUS design	St. Maarten Madrid Protocol	933367	08/01/07
MISCELLANEOUS design	Switzerland Madrid Protocol	933367	08/01/07
MISCELLANEOUS design	United States Class 1	3378043	02/05/08
MISCELLANEOUS design	United States Class 10	3378044	02/05/08
MISCELLANEOUS design	United States Class 41	3378045	02/05/08
MISCELLANEOUS design	St. Maarten Madrid Protocol	933367	08/01/07

TRANSMEDICS	Australia Madrid Protocol	868714	08/31/05

TRANSMEDICS	European Community Madrid Protocol	868714	08/31/05

TRANSMEDICS	Japan Madrid Protocol	868714	08/31/05

TRANSMEDICS	Madrid Protocol	868714	08/31/05

TRANSMEDICS	Monaco Madrid Protocol	868714	08/31/05

TRANSMEDICS	Switzerland Madrid Protocol	868714	08/31/05

TRANSMEDICS	United States Class 1	3133609	08/22/06

TRANSMEDICS	United States Class 10	3130424	08/15/06

TRANSMEDICS	United States Class 41	3133607	08/22/06

(iii) Other Registered Intellectual Property

License Agreements

(1)        License Agreement between the Borrower and the Department of Veterans Affairs, dated August 27, 2002.

(2)        Development and Supply Agreement between the Borrower and Fresenius Kabi AB, dated May 24, 2005.

(3)        Patent License Agreement between the Borrower and Terumo Cardiovascular Systems Corporation, dated July 17, 2006.

(4)        Development Agreement by and between the Borrower and Fresenius Kabi Austria GmbH, dated December 18, 2012.

(5)        Contract Manufacturing Agreement by and between the Borrower and Fresenius Kabi Austria GmbH, dated April 1, 2015.

Schedule 6.15(b)(v)

Intellectual Property Not Assigned to Borrower

None.

Schedule 6.15(e)

Infringement Notices

None.

Schedule 6.16

Material Agreements

6.16 (i)

1.        Contract Manufacturing Agreement (Lung Solution) between the Borrower and Fresenius Kabi Austria GmbH, dated April 1, 2015.

2.        Lease between the Borrower and Whetstone 200 Minuteman Park, LLC along with subsequent First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment.

Original date of lease agreement June 25, 2004

First Amendment - September 28, 2004

Second Amendment - November 29, 2005

Third Amendment - June 12, 2006

Fourth Amendment - February 1, 2007

Fifth Amendment - April 30, 2010

3.        Lease between the Borrower and Whetstone 30 Minuteman Park, LLC along with subsequent Second Amendment and Third Amendment.

Original Lease - June 25, 2004

Second Amendment - November 29, 2005

Third Amendment - April 30, 2010

6.16(iii)

1.        Development and Supply Agreement (Heart Solution) between the Borrower and Fresenius Kabi, AB, dated May 24, 2005.

2.        Sterilization Agreement between the Borrower and Professional Contract Sterilization, Inc. (PCS), dated January 26, 2018. (Contract ETO Sterilizer)

3.        Processing Agreement between the Borrower and Isomedix Operations, Inc., dated March 14, 2016. (Contract ETO & Gamma Sterilizer)

4.        Framework Supply Agreement between the Borrower and MAQUET Cardiopulmonary GmbH, dated December 16, 2015. (Oxygenator - Heart)

5.        OEM Contract between the Borrower and Novalung GmbH, dated January 19, 2012. (Oxygenator - Lung and Liver)

6.        Agreement for Supply of Cylinder Gases between the Borrower and Air Liquide Healthcare America Corp., dated October 22, 2012.

7.        European Logistics and Customer Service Agreement between the Borrower and Healthlink Europe B.V., dated October 2, 2006.

8.        Master Services Agreement between the Borrower and eClinical Solutions LLC and subsequent Statement of 001 and 0002, dated May 25, 2017 and March 25, 2018, respectively.

Schedule 6.19

Transactions with Affiliates

1.        Research Agreement by and between the Borrower and Lung Biotechnology PBC, dated May 3, 2016. This agreement expired in May 2017.

2.        In addition to the above, the Borrower has entered into various equity purchase agreements with its Affiliates:

a.

Series C Preferred Stock Purchase Agreement, dated August 5, 2011, by and among the Company and the Purchasers (as defined therein), as amended by the Amendment, dated August 12, 2011, by and among the Company and the Purchasers (as defined therein).

b.	Series D Preferred Stock Purchase Agreement, dated November 7, 2012, by and among the Company and the Purchasers (as defined therein).
c.	Series E Preferred Stock Purchase Agreement, dated June 14, 2013 by and among the Company and the Purchasers (as defined therein).
d.	Series F Preferred Stock Purchase Agreement, dated May 29, 2015 by and among the Company and the Purchasers (as defined therein).
e.	Amended and Restated Series F Preferred Stock Purchase Agreement, dated May 12, 2016 by and among the Company and the Purchasers (as defined therein).

Schedule 6.22

Deposit and Disbursement Accounts

Financial Institution	Acct. Owner	Acct. #	Acct. Type
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Addresses & Contact	Account #’s
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Schedule 8.2(b)

Indebtedness to be Paid

1.

Indebtedness under that certain Loan and Security Agreement dated as of September 11, 2015, by and between TransMedics, Inc. and Hercules Technology Growth Capital, Inc., and amended by Amendment No. 1 to Loan and Security Agreement, dated as of August 4, 2016.

Schedule 8.2(c)

Existing Indebtedness

1.

Indebtedness incurred in connection with minimum annual royalty payments to The Department of Veterans Affairs pursuant to that certain License Agreement entered into as of August 27, 2002 by and between The Department of Veterans Affairs, as licensor, and TransMedics, Inc. and all its affiliates, as licensee.

2.

Reimbursement obligation for cash collateralized letter of credit in the amount of $250,000 for the benefit of 200 Minuteman Limited Partnership in connection with the lease of the space located at 200 Minuteman Road, Andover, Massachusetts.

3.

Reimbursement obligation for cash collateralized letter of credit in the amount of $250,000 for the benefit of 30 Minuteman Limited Partnership in connection with the lease of the space located at 30 Minuteman Road, Andover, Massachusetts.

4.	Minimum purchase requirements in connection with the Contract Manufacturing Agreement by and between the Borrower and Fresenius Kabi Austria GmbH, dated April 1, 2015.

Schedule 8.3(c)

Existing Liens

1.

Liens securing reimbursement obligation for cash collateralized letter of credit in the amount of $250,000 for the benefit of 200 Minuteman Limited Partnership in connection with the lease of the space located at 200 Minuteman Road, Andover, Massachusetts.

2.

Liens securing reimbursement obligation for cash collateralized letter of credit in the amount of $250,000 for the benefit of 30 Minuteman Limited Partnership in connection with lease of the space located at 30 Minuteman Road, Andover, Massachusetts.

Schedule 8.5(a)

Investments

1. Investments in the Borrower’s Subsidiaries existing on the Closing Date as follows:

a.	TransMedics B.V., a Dutch limited liability company - 100% wholly owned by Borrower
b.	TransMedics GmbH, a German limited liability company -100% wholly owned by TransMedics B.V.
c.	TransMedics Pty Ltd, an Australian limited liability company - 100% wholly owned by Borrower

Schedule 10.2

Notice Information

If to Borrower:	TransMedics, Inc. Attention: Chief Financial Officer 200 Minuteman Road, Suite 302 Andover, MA 01810 Facsimile: [***] Telephone: [***]
with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP Attention: Rosemary Reilly, Esquire 60 State Street Boston, MA 02109 Facsimile: [***] Telephone: [***]
If to Lender:	OrbiMed Royalty Opportunities II, LP c/o OrbiMed Advisors LLC 601 Lexington Avenue, 54th Floor New York, NY 10022 Attention: Matthew Rizzo Telephone: [***] Email: [***]
with a copy to:	Covington & Burling LLP Attention: Peter Schwartz The New York Times Building 620 Eighth Avenue New York, NY 10018 Facsimile: [***] Telephone: [***]

EXHIBIT A

FORM OF PROMISSORY NOTE

$65,000,000                                                                                                               [●], 2018

FOR VALUE RECEIVED, TRANSMEDICS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”) on the Maturity Date pursuant to the terms of the Credit Agreement (as defined below) the principal sum of (a) THIRTY-FIVE MILLION DOLLARS ($35,000,000), if a Tranche A Delayed Draw Loan is made to the Borrower, FORTY MILLION DOLLARS ($40,000,000), (c) if a Tranche A Delayed Draw Loan and a Tranche B Delayed Draw Loan are made to the Borrower, FORTY-FIVE MILLION DOLLARS ($45,000,000), (d) if a Tranche A Delayed Draw Loan and a Tranche C Delayed Draw Loan are made to the Borrower, SIXTY MILLION DOLLARS ($60,000,000), (e) if a Tranche A Delayed Draw Loan, a Tranche B Delayed Draw Loan and a Tranche C Delayed Draw Loan are made to the Borrower, SIXTY- FIVE MILLION DOLLARS ($65,000,000), or (f) in any case if less or more, the aggregate unpaid principal amount of the Loans made (or continued) by the Lender pursuant to the Credit Agreement, dated as of June [●], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender. Unless otherwise defined herein or the context otherwise requires, terms used in this Note have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest pursuant to the terms of the Credit Agreement on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity upon demand, until paid in full, at the rates per annum and on the dates specified in the Credit Agreement, as well as any other amounts that may be due to the Lender upon maturity (whether by acceleration or otherwise) under or in respect of this Note pursuant to the terms of the Credit Agreement.

Subject to Section 3.4 and Section 3.7 of the Credit Agreement, payments of both principal and interest are to be made in U.S. Dollars in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

This Note is referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security and guarantee for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of the unpaid principal amount of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Any prepaid principal of this Note may not be reborrowed.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

This Note has been issued with original issue discount (“OID”) for U.S. Federal income tax purposes. The issue price, amount of OID, issue date and yield to maturity with respect to this Note may be obtained by writing to the Borrower at the following address:

TransMedics, Inc.

Attention: Chief Financial Officer

200 Minuteman Road, Suite

302 Andover, MA 01810

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Rosemary G. Reilly

Email: [***]

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Page Follows]

2

TRANSMEDICS, INC.

By:

Name:

Title:

[Signature Page to Promissory Note]

EXHIBIT B

FORM OF LOAN REQUEST

[DATE]

OrbiMed Royalty Opportunities II, LP

c/o OrbiMed Advisors LLC

601 Lexington Avenue, 54th Floor

New York, NY 10022

Attention: Matthew Rizzo

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of June [•], 2018 (as amended, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and between TRANSMEDICS, INC., a Delaware corporation (the “Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 2.2 of the Credit Agreement, the Borrower hereby requests [an Initial ][a Tranche A Delayed Draw ][a Tranche B Delayed Draw ][a Tranche C Delayed Draw ]Loan of $[                ] to be made on                             , 20     (the “Proposed Disbursement Date”), which Loan shall be evidenced by that certain Promissory Note dated as of [●], 2018 in the aggregate original principal amount of up to $65,000,000.00.

The undersigned, solely in his capacity as an Authorized Officer of the Borrower and not in his individual capacity, hereby represent(s) and warrant(s) to the Lender that:

(a)         the proceeds of the proposed Loan are to be used for the purposes set forth in Section 7.7 of the Credit Agreement;

(b)        bank account details and wire transfer instructions for disbursement of the proceeds of the proposed Loan are set forth on Schedule A hereto; and

(c)        all conditions required to be satisfied (or waived in writing by the Lender), as set forth in Article V of the Credit Agreement, as applicable, as of the Proposed Disbursement Date for the making of the Loan requested hereby have been and are, or will be, fully satisfied (or duly waived in writing by the Lender).

(d)        The officer signing below is an Authorized Officer of the Borrower and is authorized to request the Loan contemplated hereby and issue this Loan Request on behalf of the Borrower.

[Signature Page Follows]

Very truly yours,

TRANSMEDICS, INC., as the Borrower

By:

Name:

Title:

[Signature Page to Loan Request]

Schedule A

Disbursement / Wire Instructions

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

TRANSMEDICS, INC.

DATE:                         , 20

This Compliance Certificate (this “Certificate”) is delivered pursuant to [Section 5.7][Section 7.1(d)] of the Credit Agreement, dated as of [                    ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between TRANSMEDICS, INC., a Delaware corporation (the “Borrower”), and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Certificate have the meanings provided in the Credit Agreement.

This Certificate relates to the [fiscal month][Fiscal Quarter][Fiscal Year] commencing on                      , 20_ and ending on                         ,     , 20     (such latter date being the “Computation Date”).

The undersigned is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, the undersigned, solely in [his/her] capacity as the chief financial or accounting Authorized Officer of the Borrower and not in [his/her] individual capacity, hereby certifies to the Lender that as of the date first written above:

(a) [Attached hereto as Annex I are (i) an unaudited report of the Revenue Base for the fiscal month ending on the Computation Date and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal month, and including in comparative form the figures for the corresponding fiscal month in, and the year to date portion of, the immediately preceding Fiscal Year, (ii) an unaudited report of the Liquidity of the Borrower at the end of such fiscal month, and the Liquidity of the Borrower at the end of the corresponding calendar month in the preceding Fiscal Year, in comparative form, and (iii) a report of the number of employees of the Borrower and its Subsidiaries (the “Headcount”) at the end of such fiscal month, the Headcount at the end of the immediately preceding fiscal month, a calculation showing the change in the Headcount, if any, and, if applicable, a brief description of any material change in the Headcount, in each case with supporting detail and which Annex I is complete and correct (subject to normal year-end audit adjustments and the absence of footnotes).]1

[Attached hereto as Annex I are the unaudited consolidated balance sheet of Borrower and the Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income, shareholders’ equity and cash flow of the Borrower and the Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case) in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal

[1]	INCLUDE FOR MONTHLY FINANCIAL DELIVERABLES ONLY.

Year, and which Annex I is complete and correct (subject to normal year-end audit adjustments and the absence of footnotes).]2

[Attached hereto as Annex I are the consolidated balance sheet of Borrower and the Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flow of the Borrower and the Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Lender.]3

(b) The financial statements delivered with this Certificate in accordance with Section [7.1(a), (b) or (c)] of the Credit Agreement, as applicable, fairly present in all material respects the financial condition of the Borrower and the Subsidiaries (subject to the absence of footnotes and to normal year-end audit adjustments in the case of unaudited financial statements).

(c) [As of the Computation Date, the Borrower and the Subsidiaries are in compliance in all respects with the minimum Liquidity set forth in Section 8.4 of the Credit Agreement].4

(d) [No Default has occurred and is continuing[ except as set forth on Attachment 121 hereto, which includes a description of the nature and period of existence of such Default and what action the Borrower or any of the Subsidiaries has taken, is taking or proposes to take with respect thereto]].5

(e) [Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement, neither the Borrower nor any Subsidiary has formed or acquired any new Subsidiary [except as set forth on Attachment [2] hereto, in which case such new Subsidiary has complied with the requirements of Section 7.8 of the Credit Agreement]]6.

(f) [Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement, neither the Borrower nor any Subsidiary has acquired any ownership interest in any real property [except as set forth on Attachment [3] hereto, in which case the Borrower has complied with the requirements of Section 7.8 of the Credit Agreement with respect to such real property]].7

(g) [Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement, no new Material Agreement has been entered into and no existing Material Agreement has been amended or terminated[ except as set forth on Attachment [4] hereto]].8

(h) [Subsequent to the date of the most recent Compliance Certificate submitted by the undersigned pursuant to Section 7.1(d) of the Credit Agreement, all applications for the

[2]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES ONLY.
[3]	INCLUDE FOR ANNUAL FINANCIAL DELIVERABLES ONLY.
[4]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIALS ONLY.
[5]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIALS ONLY.
[6]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIALS ONLY.
[7]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIALS ONLY.
[8]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIALS ONLY.

2

registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof filed by either the Borrower or any Subsidiary is set forth on Attachment [5] hereto.]9

[ Signature Page Follows ]

[9]	INCLUDE FOR QUARTERLY AND ANNUAL FINANCIALS ONLY.

3

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its chief financial or accounting Authorized Officer as of the date first above written.

TRANSMEDICS, INC.

By:

Name:

Title:

[Signature Page to Compliance Certificate]

Annex I

[Attachment 1]

[Attachment 2]

[Attachment 3]

[Attachment 4]

[Attachment 5]

EXHIBIT D

FORM OF GUARANTEE

This GUARANTEE, dated as of [                    ], 2018 (as amended, supplemented or otherwise modified from time to time, this “Guarantee”), is made by [Insert names of all subsidiaries][, a [Describe type of entity] (together with any additional Persons named pursuant to Section 5.5, each a “Guarantor” and collectively the “Guarantors”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H,

WHEREAS, pursuant to the Credit Agreement, dated as of June [●], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender, the Lender has extended a Commitment to make Loans to the Borrower; and

WHEREAS, as a condition precedent to the making of the Initial Loan under the Credit Agreement, the Guarantors are required to execute and deliver this Guarantee;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the Loans to the Borrower, each Guarantor hereby agrees, for the benefit of the Lender, as follows.

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Credit Agreement” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guarantee” is defined in the preamble.

“Lender” is defined in the preamble.

“Obligor” is defined in Section 2.1(a).

Section 1.2.     Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTEE PROVISIONS

Section 2.1. Guarantee. Each Guarantor jointly and severally, absolutely, unconditionally and irrevocably:

(a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and performance of all Obligations of the Borrower and the Subsidiaries (each, an “Obligor”) now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable Default rate as provided in Section 3.6 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b) indemnifies and holds harmless the Lender for any and all costs and expenses (including the reasonable fees and out-of-pocket expenses of counsel to the Lender) incurred by the Lender in enforcing any rights under this Guarantee, except to the extent such amounts arise or are incurred as a consequence of the Lender’s own gross negligence or willful misconduct;

provided, that each Guarantor shall only be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guarantee of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against such Guarantor or any other Person before or as a condition to the obligations of such Guarantor becoming due hereunder.

SECTION 2.2. Reinstatement. Etc. Each Guarantor agrees that this Guarantee shall continue to be effective or be reinstated (including on or after the Termination Date), as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Lender, including upon the occurrence of any Event of Default set forth in Section 9.1(h) of the Credit Agreement or otherwise, all as though such payment had not been made.

SECTION 2.3. Guarantee Absolute. Etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment, and shall remain in full force and effect until (unless reinstated pursuant to Section 2.2 above) the Termination Date has occurred. Each Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

2

(b) the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against such Guarantor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including such Guarantor and any other Guarantor) of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation, or any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to, or waiver or release of, or addition to, or consent to or departure from, any other guarantee held by the Lender securing any of the Obligations; or

(f) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (including any Guarantor).

SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes the Lender, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by such Guarantor), upon the occurrence and during the continuance of any Event of Default, to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Guarantor hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with or on behalf of the Lender. The Lender agrees to notify such Guarantor after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

SECTION 2.5. Waiver. Etc. Each Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guarantee and any requirement that the Lender protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any Guarantor) or entity or any collateral securing the Obligations, as the case may be.

3

SECTION 2.6. Postponement of Subrogation. Etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Obligor or Guarantor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lender and shall immediately be paid and turned over to the Lender in the exact form received by such Guarantor (duly endorsed in favor of the Lender, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2,7; provided, that if such Guarantor has made payment to the Lender of all or any part of the Obligations and the Termination Date has occurred, then, at such Guarantor’s request, the Lender will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor or Guarantor (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee to the Lender.

SECTION 2.7 Payments; Application. Each Guarantor agrees that all obligations of such Guarantor hereunder shall be paid solely in U.S. Dollars to the Lender in immediately available funds, without set-off, counterclaim or other defense and in accordance with Sections 3.2, 3.3, 4.3 and 4.4 of the Credit Agreement, free and clear of and without deduction for any Non-Excluded Taxes, such Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.2, 3.3, 4.3 and 4.4 of the Credit Agreement in respect of all payments and application of such payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guarantee by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to such Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guarantee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into the Credit Agreement and make the Loans thereunder, each Guarantor represents and warrants to the Lender as set forth below.

SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects as of the Closing Date and the Delayed Draw Closing Date, if applicable, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article.

4

SECTION 3.2. Financial Condition, Etc. Each Guarantor has knowledge of the Borrower’s and each other Guarantor’s financial condition and affairs and has adequate means to obtain from each such Person on an ongoing basis information relating thereto and to each such Person’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guarantee is in effect. Each Guarantor acknowledges and agrees that the Lender shall have no obligation to investigate the financial condition or affairs of the Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of each such Person that might become known to the Lender at any time, whether or not the Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guarantee inasmuch as each Guarantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lender pursuant to the Credit Agreement, and each Guarantor agrees that the Lender is relying on this representation in agreeing to make the Loans to the Borrower.

ARTICLE IV

COVENANTS, ETC.

SECTION 4.1. Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VII and VIII of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Loan Document. This Guarantee is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. Notwithstanding anything contained herein to the contrary, to the extent that any provision in this Guarantee conflicts with any provision in the Credit Agreement, the terms of the Credit Agreement shall control.

SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guarantee shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender; provided, that such Guarantor may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations

5

hereunder without the prior written consent of the Lender. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer (in whole or in part) its Commitment, Note or Loans held by it to any other Person to the extent permitted by the Credit Agreement, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under each Loan Document (including this Guarantee) or otherwise.

SECTION 5.3. Amendments, Etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor from its obligations under this Guarantee, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be given or made as set forth in Section 10.2 of the Credit Agreement.

SECTION 5.5. Release of Guarantors. Subject to Section 2.2 of this Guarantee, upon (a) the Disposition of a Guarantor to a Person that is not an Obligor or any Subsidiary thereof in accordance with the terms of the Credit Agreement and this Guarantee or (b) the occurrence of the Termination Date, the guarantees made herein shall automatically terminate with respect to such Guarantor (in the case of clause (a)) or (ii) all Guarantors (in the case of clause (b)).

SECTION 5.6. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guarantee and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Section 2,3 and Section 2,5, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.8. Further Assurances. Each Guarantor agrees, upon the written request of the Lender, to execute and deliver to the Lender, from time to time, any additional instruments or documents deemed to be reasonably necessary by the Lender to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

SECTION 5.9. Section Captions. Section captions used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

SECTION 5.10. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining

6

provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.11. Governing Law, Entire Agreement, Etc. THIS GUARANTEE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guarantee, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect hereto.

SECTION 5.12. Forum Selection And Consent To Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR ANY GUARANTOR IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT

ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE LENDER BY ACCEPTANCE OF THIS GUARANTEE OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND SUCH GUARANTOR, EACH ON ITS OWN BEHALF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTEE.

7

SECTION 5.13. Counterparts. This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Guarantee shall become effective when counterparts hereof executed on behalf of each Guarantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Guarantee by email (e.g., “pdf’ or “tiff’) or telecopy shall be effective as delivery of a manually executed counterpart of this Guarantee.

SECTION 5.14. Waiver of Jury Trial. THE LENDER BY ACCEPTANCE OF THIS GUARANTEE AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR ANY GUARANTOR IN CONNECTION HEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE LOAN DOCUMENTS.

[ Signature Page Follows ]

8

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GUARANTOR]

By:

Name:

Title:

[Signature Page to Guarantee]

ANNEX I

to Guarantee

SUPPLEMENT TO

GUARANTEE

This SUPPLEMENT, dated as of __________, __, ____, (this “Supplement”), is to the Guarantee, dated as of [•], 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee”), by the Guarantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guarantee) from time to time party thereto, in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H,

WHEREAS, pursuant to a Credit Agreement, dated as of [    ], 2018 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and between TransMedics, Inc., a Delaware corporation (the “Borrower”) and the Lender, the Lender has extended a Commitment to make the Loans to the Borrower; and

WHEREAS, pursuant to the provisions of Section 5.5 of the Guarantee, each of the undersigned is becoming a Guarantor under the Guarantee; and

WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guarantee in order to induce the Lender to continue to extend the Loans under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Lender, as follows.

SECTION 1. Party to Guarantee, Etc. In accordance with the terms of this Guarantee, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guarantee with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guarantee applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guarantee shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned Guarantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guarantee constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. Full Force of Guarantee. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guarantee.

SECTION 5. Governing Law. Entire Agreement. Etc. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 6. Effective. This Supplement shall become effective when a counterpart hereof executed by the Guarantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Supplement by email (e.g., “pdf’ or “tiff’) or telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

[ Signature Page Follows ]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:	______________________________
Name:
Title:
[NAME OF ADDITIONAL SUBSIDIARY]

By:	______________________________
Name:
Title:

[Signature page to Guarantee Supplement]

EXHIBIT E

FORM OF PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of June [•], 2018 (as amended, supplemented or otherwise modified from time to time, this “Security Agreement”), is made by TRANSMEDICS, INC., a Delaware corporation (the “Borrower”), TRANSMEDICS B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“BV” and together with the Borrower and any other entity that may become a party hereto as provided herein, each a “Grantor” and, collectively, the “Grantors”) in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, dated as of June [●], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender, the Lender has extended a Commitment to make Loans to the Borrower; and

WHEREAS, as a condition precedent to the making of the Initial Loan under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of the Lender, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Collateral Accounts” is defined in Section 4.3(b).

“Computer Hardware and Software Collateral” means (a) all of the Grantors’ computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form; (b) all software programs (including both source code, object code and all related applications and data files) designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Lender, that provides for the Lender to have “control” (as defined in the UCC) over certain Collateral.

“Copyright Collateral” means all Copyrights of the Grantors, including the Copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, all exclusive and nonexclusive licenses from third parties or rights to use copyrights owned by such third parties, including each copyright license referred to in Item B of Schedule V, and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or in-licensed by the Grantors.

“Credit Agreement” is defined in the first recital.

“Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

“Excluded Assets” is defined in Section 2.1.

“Excluded Capital Securities” means 35% of the total outstanding voting Capital Securities of any Excluded Foreign Subsidiary.

“Filing Statements” is defined in Section 3.7(b).

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral, the Trade Secrets Collateral, Product Agreements and Regulatory Authorizations.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes.

“Lender” is defined in the preamble.

“Patent Collateral” means:

(a)        all of the Grantors’ (i) Patents throughout the world, including each patent and patent application referred to in Item A of Schedule III;

(b)        all reissues, divisions, continuations, continuations in part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)        all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule III; and

(d)        all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits) and the right to sue third parties for past, present or future infringements of any Patent and for breach or enforcement of any patent license.

“Permitted Liens” means all Liens permitted by Section 8.3 of the Credit Agreement.

“Pledged Notes” means all promissory notes listed on Item J of Schedule II (as such schedule may be amended or supplemented from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Securities Act” is defined in Section 6.2(a).

“Security Agreement” is defined in the preamble.

“Trade Secrets Collateral” means all of the Grantors’ common law and statutory trade secrets and all other confidential, proprietary or useful information, and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“Trademark Collateral” means :

(a)        (i) all of the Grantors’ Trademarks, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or filed, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing;

(b)        all Trademark licenses for the grant by or to any Grantors of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule IV; and

(c)        all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d)        the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e)        all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3. UCC Definitions. When used herein the terms “Account”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, “Security Entitlement”, “Supporting Obligations” and “Uncertificated Securities” have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. “Letters of Credit” has the meaning provided in Section 5-102 of the UCC.

ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants to the Lender, for its benefit, a continuing security interest in all of such Grantor’s right, title and interest in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a)        Accounts;

(b)        Chattel Paper;

(c)        Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d)        Deposit Accounts;

(e)        Documents;

(f)        General Intangibles;

(g)        Goods (including Goods held on consignment with third parties);

(h)        Instruments;

(i)        Investment Property;

(j)         Letter-of-Credit Rights and Letters of Credit;

(k)        Supporting Obligations;

(l)        all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(m) all Proceeds of the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Lender is the loss payee thereof) in respect of Collateral and (B) all tort claims; and

(n) all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, the term “Collateral” shall not include:

(i)        any General Intangibles or other rights, in each case arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would violate or invalidate any such contract, instrument, license or other document or give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder;

(ii)        trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent to use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;

(iii)        any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset;

(iv)        any asset subject to a Permitted Lien (other than Liens in favor of the Lender) securing obligations permitted under the Credit Agreement to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset;

(v)        any Excluded Capital Securities; or

(vi)        Excluded Accounts and assets therein (together with paragraphs (i) through (v) collectively, the “Excluded Assets”)

provided, that the property described in paragraphs (i), (iii) and (iv) above shall only be excluded from the term “Collateral” to the extent the conditions stated in such paragraphs are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law.

SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Lender is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Obligations.

SECTION 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a)        the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b)        the exercise by the Lender of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c)        the Lender will not have any obligation or liability under any contracts or Agreements included in the Collateral by reason of this Security Agreement, nor will the Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4. Distributions on Capital Securities; Payments on Pledged Notes. In the event that any (a) Distribution with respect to any Capital Securities or (b) payment with respect to any Pledged Notes, in each case pledged hereunder, is permitted to be paid (in accordance with Section 8.6 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution or payment is made in contravention of Section 8.6 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Lender until paid to the Lender in accordance with Section 4.1.5.

SECTION 2.5. Security Interest Absolute, Etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Lender and the security interests granted to the Lender hereunder, and all obligations of the Grantors hereunder, shall, to the fullest extent permitted by applicable law, in each case, be absolute, unconditional and irrevocable irrespective of:

(a)        any lack of validity, legality or enforceability of any Loan Document (other than this Security Agreement);

(b)        the failure of the Lender (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any of the Subsidiaries or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any guarantor (including any other Grantor) of, or Collateral securing, any Obligations;

(c)        any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

(d)        any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives, until payment of all Obligations, any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e)        any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f)        any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder), or any surrender or nonperfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any guaranty held by the Lender securing any of the Obligations; or

(g)        any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Borrower or any of the Subsidiaries, any surety or any guarantor.

SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party until following the Termination Date. No Grantor shall seek or be entitled to seek any contribution or reimbursement from the Borrower or any of the Subsidiaries, in respect of any payment made by such Grantor under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lender and shall immediately be paid and turned over to the Lender in the exact form received by such Grantor (duly endorsed in favor of the Lender, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1(b); provided that if such Grantor has made payment to the Lender of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Lender will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any of the Subsidiaries (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into the Credit Agreement and make the Loans thereunder, the Grantors represent and warrant to the Lender as set forth below.

SECTION 3.1. As to Capital Securities of the Subsidiaries, Investment Property.

(a)        With respect to any Domestic Subsidiary of any Grantor that is

(i)        a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate or certificates; and

(ii)        a partnership or limited liability company, no Capital Securities issued by such Subsidiary (A) is dealt in or traded on securities exchanges or in securities markets, (B) expressly provides that such Capital Securities is a security governed by Article 8 of the UCC or (C) is held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Lender is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Lender to comply with any instructions of the Lender without the consent of such Grantor.

(b)        Each Grantor has delivered or made arrangements to deliver all Certificated Securities constituting Collateral held by such Grantor in a Subsidiary on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable) or such later date as may have been agreed by the Lender in writing to the Lender, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender.

(c)        With respect to Uncertificated Securities constituting Collateral owned by any Grantor in a Subsidiary on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable), such Grantor has caused the issuer thereof to do any of the following: (i) register the Lender as the registered owner of such security, (ii) agree in an authenticated record with such Grantor and the Lender that such issuer will comply with instructions with respect to such security originated by the Lender without further consent of such Grantor or (iii) with respect to any such

Uncertificated Securities in a Subsidiary organized under the laws of a jurisdiction outside of the United States, take steps necessary to perfect such Grantor’s pledge of such security under the law of the applicable foreign jurisdiction of the Subsidiary; provided that none of the foregoing clauses (i), (ii) or (iii) shall be required with respect to any Uncertificated Securities constituting Collateral owned by any Grantor in a Subsidiary organized under the laws of Australia or Germany.

(d)        The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable) by each Grantor hereunder is as set forth on Schedule I. All shares of such Capital Securities have been duly and validly issued and are fully paid and nonassessable.

(e)        Each of the Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 3.2. Grantor Name, Location, Etc. In each case as of the date hereof:

(a)        (i) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC and (ii) the address of each Grantor’s executive office and principal place of business is set forth in Item A of Schedule II.

(b)        The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

(c)        During the twelve months preceding the date hereof (or preceding the date such Grantor becomes a party to this Security Agreement, as applicable), no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

(d)        Each Grantor’s federal taxpayer identification number (or foreign equivalent) is (and, during the twelve months preceding the date hereof (or preceding the date such Grantor becomes a party to this Security Agreement, as applicable), such Grantor has not had a federal taxpayer identification number (or equivalent) different from that) set forth in Item E of Schedule II hereto.

(e)        No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(f)        No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II.

(g)        No Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II.

(h)        No Grantor has Commercial Tort Claims except as set forth on Item I of Schedule II.

(i)        The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

SECTION 3.3. Ownership, No Liens, Etc. Each Grantor owns its Collateral free and clear of any Lien, except for (a) any security interest created by this Security Agreement and (b) Permitted Liens. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Lender relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Lender on the Closing Date.

SECTION 3.4. Possession of Inventory, Control, Etc.

(a)        Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment, Inventory and other property that is in transit in the ordinary course of business, (ii) Equipment, Inventory and other property that in the ordinary course of business is in the possession or control of a warehouseman, bailee agent, contract manufacturer, vendor, supplier or other Person, including, without limitation, at clinical sites or trade and exhibition shows, (iii) Inventory that is in the possession of a consignee in the ordinary course of business and (iv) Instruments or Promissory Notes that have been delivered to the Lender pursuant to Section 3.5. In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (x) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (y) issued any Document for any such Equipment or Inventory, or (z) any Lien (other than Permitted Liens) on any such Equipment or Inventory. Each Grantor (other than the Dutch Subsidiary with respect to real property leases in the Netherlands) shall furnish to the Lender landlord access agreements, in form and substance satisfactory to the Lender, from each landlord to such Grantor for each real property lease entered into by such Grantor after the date hereof.

(b)        Each Grantor is the sole entitlement holder of its Deposit Accounts and no other Person (other than the Lender pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Deposit Accounts or any other securities or property credited thereto.

SECTION 3.5. Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Lender possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper (other than any Document, Instrument, Promissory Note or tangible Chattel Paper not exceeding $75,000 in principal amount) owned or held by such

Grantor on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable).

SECTION 3.6. Intellectual Property Collateral Security Agreements. Each Grantor has executed and delivered to the Lender Intellectual Property Collateral security agreements for all Copyrights, Patents and Trademarks owned by such Grantor, including all Copyrights, Patents and Trademarks on Schedule III through V (as such schedules may be amended or supplemented from time to time by notice by such Grantor to the Lender);

SECTION 3.7. Validity, Etc.

(a)        This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations to the extent such security interest may be created pursuant to Article 9 of the UCC.

(b)        As of the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable), each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Filing Statements”) (or has delivered to the Lender the Filing Statements suitable for timely and proper filing in such offices) and has taken all other actions requested by the Lender necessary for the Lender to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC.

(c)        Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Lender to the extent that a security interest therein may be perfected by filing a financing statement pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens (in which case such security interest shall be junior in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).

SECTION 3.8. Authorization, Approval, Etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

(a)        for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b)        for the perfection or maintenance of the security interests hereunder including the first priority nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office or, with respect to foreign Intellectual Property Collateral, the taking of appropriate action under applicable foreign law and, with respect to after-acquired Intellectual Property Collateral, any subsequent filings in United States intellectual property offices or the taking of appropriate action under applicable foreign law) or the exercise by the Lender of its rights and remedies hereunder; or

(c)        for the exercise by the Lender of the voting or other rights provided for in this Security Agreement, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 3.9. Best Interests. It is in the best interests of each Grantor (other than the Borrower) to execute this Security Agreement inasmuch as such Grantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lender pursuant to the Credit Agreement, and each Grantor agrees that the Lender is relying on this representation in agreeing to make such Loans pursuant to the Credit Agreement to the Borrower.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property, Etc.

SECTION 4.1.1. Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries:

(a)        that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b)        that is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Capital Securities in a Securities Account; and

(c)        to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder and that constitute Collateral hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Lender pursuant to the terms of this Security Agreement).

SECTION 4.1.2. Investment Property (other than Certificated Securities). With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will cause (except for Excluded Accounts) the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Lender’s instructions with respect to such Investment Property without further consent by such Grantor (which instructions the Lender hereby agrees not to give unless an Event of Default has occurred and is continuing).

SECTION 4.1.3. Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities constituting Collateral, including the Capital Securities delivered by such Grantor pursuant to this Security Agreement, will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Lender.

SECTION 4.1.4. Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) (a) deliver to the Lender all Investment Property and all Payment Intangibles to the extent that such Investment Property or Payment Intangibles are evidenced by a Document, Instrument, Promissory Note or Chattel Paper (other than any Document, Instrument, Promissory Note or Chattel Paper not exceeding $75,000 in the principal amount), and (b) at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis, a security interest therein and in all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Lender possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Closing Date (other than any Document, Instrument, Promissory Note or Chattel Paper not exceeding $75,000 in the principal amount).

SECTION 4.1.5. Voting Rights, Dividends, Etc. Each Grantor agrees:

(a)        upon receipt of notice of the occurrence and continuance of an Event of Default from the Lender and without any request therefor by the Lender, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all dividends and Distributions with respect to Investment Property; all interest, principal, other cash payments on Payment Intangibles; and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Lender as additional Collateral, except for payments made in accordance with Section 8.6 of the Credit Agreement; and

(b)        immediately upon the occurrence and during the continuance of an Event of Default and so long as the Lender has notified such Grantor of the Lender’s intention to exercise its voting power under this clause,

(i)        with respect to Collateral consisting of general partner interests or limited liability company interests, to promptly modify its Organic Documents to admit the Lender as a general partner or member, as applicable;

(ii)        that the Lender may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(iii)        to promptly deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by such Grantor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Lender will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

SECTION 4.2. Change of Name, Etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except as otherwise permitted by the Credit Agreement.

SECTION 4.3. As to Accounts.

(a)        Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b)        Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Lender to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Lender for deposit in a Deposit Account of such Grantor maintained with the Lender or otherwise is a Controlled Account (together with any other Deposit Accounts or Security Accounts pursuant to which any portion of the Collateral is deposited with the Lender, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Lender until delivery thereof is made to the Lender.

(c)        Following the delivery of notice pursuant to clause (b)(ii), and so long as an Event of Default shall have occurred and be continuing, the Lender shall have the right to apply any amount in the Collateral Account, in accordance with Section 4.4(b) of the Credit Agreement, to the payment of any Obligations which are then due and payable.

(d)        With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) so long as an Event of Default shall have occurred and be continuing, such Collateral Account shall be under the control of the Lender and (iii) so long as an Event of Default shall have occurred and be continuing, the Lender shall have the sole right of withdrawal over such Collateral Account.

SECTION 4.4. As to Grantors’ Use of Collateral.

(a)        Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Lender may reasonably request following the occurrence of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b)        At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Obligations, the Lender may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Lender of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c)        Upon the request of the Lender following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Lender of any amounts due or to become due thereunder.

(d)        At any time following the occurrence and during the continuation of an Event of Default, the Lender may endorse, in the name of such Grantor, any item, howsoever received by the Lender, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a)        [reserved];

(b)        [reserved];

(c)        [reserved];

(d)        [reserved]; and

(e)        such Grantor will quarterly (and sooner if requested by Lender) execute and deliver to the Lender (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto following its obtaining an interest in any such Intellectual Property, and shall execute and deliver to the Lender any other document reasonably required to evidence the Lender’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Lender) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

SECTION 4.6. As to Letter-of-Credit Rights.

(a)        Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Lender, intends to (and hereby does) collaterally assign to the Lender its rights (including its contingent rights ) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee.

(b)        Upon the occurrence of an Event of Default, such Grantor will, promptly upon request by the Lender, (i) notify (and such Grantor hereby authorizes the Lender to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Lender hereunder and any payments due or to become due in respect thereof are to be made directly to the Lender and (ii) arrange for the Lender to become the transferee beneficiary of such Letter of Credit.

SECTION 4.7. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the payment in full of the Obligations and termination of all Commitments, with respect to any Commercial Tort Claim hereafter arising which the Company holds that could reasonably be expected to have a value in excess of $50,000, it shall deliver to the Lender a supplement in form and substance reasonably satisfactory to the Lender, together with all supplements to schedules thereto, identifying such new Commercial Tort Claim.

SECTION 4.8. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $75,000, such Grantor shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with such Grantor that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic

Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

SECTION 4.9. Further Assurances, Etc. Each Grantor agrees that, from time to time at its own expense, it will, subject to the terms of this Security Agreement, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lender may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will:

(a)        from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Lender, with respect to such Collateral as the Lender may request and will, from time to time upon the request of the Lender, after the occurrence and during the continuance of any Event of Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Lender; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Lender hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper (other than any Instrument, negotiable Document, Promissory Note or tangible Chattel Paper in principal amount less than $75,000) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lender;

(b)        file (and hereby authorize the Lender to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3727, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Lender may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Lender hereby;

(c)        at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis (free and clear of all Liens except for Permitted Liens), at the request of the Lender, all Investment Property constituting Collateral, all dividends and Distributions with respect thereto, and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

(d)        [reserved];

(e)        not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Lender indicating that the Lender has a security interest in such Chattel Paper;

(f)        furnish to the Lender, from time to time at the Lender’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail; and

(g)        do all things reasonably requested by the Lender in accordance with this Security Agreement in order to enable the Lender to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Lender to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE LENDER

SECTION 5.1. Lender Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Lender as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Lender’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)        to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)        to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c)        to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

(d)        to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2. Lender May Perform. If any Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, that the Lender deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein to the extent provided for herein, and the expenses of the Lender incurred in connection therewith shall be payable by such Grantor pursuant to Section 10.3 of the Credit Agreement.

SECTION 5.3. Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for

(a)        ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Lender has or is deemed to have knowledge of such matters, or

(b)        taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4. Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a)        The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i)        take possession of any Collateral not already in its possession without demand and without legal process;

(ii)        require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties;

(iii)        enter onto the property where any Collateral is located and take possession thereof without demand and without legal process; and

(iv)        without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at any public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)        All cash Proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Lender against all or any part of the Obligations as set forth in Section 4.4(b) of the Credit Agreement.

(c)        The Lender may

(i)        transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii)        notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

(iii)        withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

(iv)        enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v)        endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;

(vi)        take control of any Proceeds of the Collateral; and

(vii)        execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2. Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral that are Capital Securities pursuant to Section 6.1(a)(iv), each Grantor acknowledges that the Lender may be unable to effect a public sale or other disposition of the Capital Securities by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Grantor agrees that any such private sale may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. The Lender shall be under no obligation to delay a sale of any of the Capital Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Lender agrees that any sale of the Capital Securities shall be made in a commercially reasonable manner and each Grantor agrees that, upon request of the Lender, such Grantor will, at its own expense:

(a)        execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its reasonable best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of the Lender, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b)        cause the issuer to exempt the Collateral under or comply with the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender;

(c)        if required, cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d)        do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Lender by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees, to the fullest extent permitted by applicable law, that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as reasonably determined by the Lender) of such Collateral on the date the Lender shall demand compliance with this Section.

SECTION 6.3. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4. Protection of Collateral. The Lender may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Security Agreement conflicts with any provision in the Credit Agreement, the terms of the Credit Agreement shall control.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender; provided that no Grantor may assign any of its obligations hereunder without the prior consent of the Lender.

SECTION 7.3. Amendments, Etc. No amendment or modification to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be delivered or made as provided in Section 10.2 of the Credit Agreement.

SECTION 7.5. Release of Liens. Upon (a) the Disposition of Collateral to a Person other than a Grantor or a Subsidiary of a Grantor in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein in such Collateral to the extent Disposed of shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Lender will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Lender hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 7.6. Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder as of the date of such supplement with the same force and effect as if it was originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9. Governing Law, Entire Agreement, Etc. THIS SECURITY AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Security Agreement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 7.10. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Security Agreement shall become effective when counterparts hereof executed on behalf of all of the signatories hereto, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Security

Agreement by email (e.g., “pdf’ or “tiff’) or telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

TRANSMEDICS, INC.

By:

Name:
Title:

TRANSMEDICS B.V.

By:

Name:
Title:

ORBIMED ROYALTY OPPORTUNITIES II, LP,
as the Lender

By OrbiMed Advisors LLC, its investment manager

By:

Name:
Title:

Signature Page to Security Agreement

SCHEDULE I

to Security Agreement

Name of Grantor:	Interest:

SCHEDULE II

to Security Agreement

Item A. Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:

Item B. Filing locations last five years.

Item C. Trade names.

Name of Grantor:	Trade Names:

Item D. Merger or other corporate reorganization.

Item E. Grantor’s federal taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:

Item F. Government Contracts.

Item G. Deposit Accounts, Securities Accounts and Commodities Accounts.

Name of Grantor:	Description of Deposit Accounts, Securities Accounts and Commodities Accounts:

Item H. Letter of Credit Rights. Item I. Commercial Tort Claims.

Item J. Pledged Notes.

Name of Grantor:	Description of Pledged Notes:

SCHEDULE III

to Security Agreement

Item B. Patent

Item B. Patent Licenses

SCHEDULE IV

to Security Agreement

Item A. Trademarks

Item B. Trademark Licenses

SCHEDULE IV

to Security Agreement

Item A. Copyright/Mask Work

Item B. Copyright/Mask Work Licenses

SCHEDULE VI

to Security Agreement

Trade Secret or Know-How Licenses

EXHIBIT A

to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of ______, __ 20__ (this “Agreement”), is made by [NAME OF GRANTOR], a      (the “Grantor”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of June [•], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between TransMedics, Inc., a Delaware corporation (the “Borrower”) and the Lender, the Lender has extended a Commitment to make the Loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Lender, dated as of June 22, 2018 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (f) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Patent Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Lender, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Lender, for its benefit, a continuing security interest in all of the Grantor’s right, title and interest in and to the following property, whether now or hereafter existing or acquired by the Grantor (the “Patent Collateral”):

(a)      Patents throughout the world, including each patent and patent application referred to in Item A of Schedule I attached hereto;

(b)      all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)       all patent licenses and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule I attached hereto; and

(d)       all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits) and the right to sue third parties for past, present or future infringements of any Patent and for breach or enforcement of any patent license.

Notwithstanding anything to the contrary herein, Patent Collateral shall not include any Excluded Assets (as defined in the Security Agreement).

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Lender for its benefit under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (i) the Disposition of Patent Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Patent Collateral (in the case of clause (i)) or (B) all Patent Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Lender will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Lender hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Effective. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf’ or “tiff’) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:

Name:

Title:

Signature Page to Patent Security Agreement

SCHEDULE I

to Patent Security Agreement

Item A. Patents

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

EXHIBIT B

to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of ____, __, 20__ (this “Agreement”), is made by [NAME OF GRANTOR], a (the “Grantor”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of June [•], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between TransMedics, Inc., a Delaware corporation (the “Borrower”) and the Lender, the Lender has extended a Commitment to make the Loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Lender, dated as of June 22, 2018 (as amended, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (f) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Trademark Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Lender, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Lender, for its benefit, a continuing security interest in all of Grantor’s right, title and interest in and to the following property, whether now or hereafter existing or acquired by the Grantor (the “Trademark Collateral”):

(a) (i) all of its Trademarks, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule I hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or filed, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing;

(b)       all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule I hereto;

(c)      all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d)      the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e)      all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

Notwithstanding anything to the contrary herein, Trademark Collateral shall not include any Excluded Assets (as defined in the Security Agreement).

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Lender for its benefit under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (i) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Trademark Collateral (in the case of clause (i)) or (B) all Trademark Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Lender will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Lender hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Effective. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf’ or “tiff’) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:

Name:
Title:

Signature Page to Trademark Security Agreement

SCHEDULE I

to Trademark Security Agreement

Item A. Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Item B. Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT C

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of _______, __, 20__ (this “Agreement”), is made by [NAME OF GRANTOR], a (the “Grantor”), in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of June [•], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between TransMedics, Inc., a Delaware corporation (the “Borrower”) and the Lender, the Lender has extended a Commitment to make the Loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor and its Affiliates have executed and delivered a Pledge and Security Agreement in favor of the Lender, dated as of June 22, 2018 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (f) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Copyright Collateral (as defined below) to secure all of the Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Lender, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Lender, for its benefit, a continuing security interest in all of the Grantor’s right, title and interest in and to the following (the “Copyright Collateral”), whether now or hereafter existing or acquired by the Grantor: all Copyrights of the Grantor, including the copyrights referred to in Item A of Schedule I hereto, and registrations and recordings thereof and all applications for registration thereof, all exclusive and nonexclusive licenses from third parties or rights to use copyrights owned by such third parties, including each copyright license referred to in Item B of Schedule I hereto, and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or in-licensed.

Notwithstanding anything to the contrary herein, Copyright Collateral shall not include any Excluded Assets (as defined in the Security Agreement).

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Lender in the Copyright Collateral with the United States Copyright Office. The security interest granted hereby has been granted in furtherance of, and not in limitation of, the security interest granted to the Lender for its benefit under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (i) the Disposition of Copyright Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Copyright Collateral (in the case of clause (i)) or (B) all Copyright Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Lender will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Lender hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Effective. This Agreement shall become effective when a counterpart hereof executed by the Grantor, shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Agreement by email (e.g., “pdf’ or “tiff’) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantor hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:

Name:
Title:

Signature Page to Copyright Security Agreement

SCHEDULE I

to Copyright Security Agreement

Item A. Copyrights/Mask Works

Registered Copyrights/Mask Works

Country	Registration No.	Registration Date.	Author(s)	Title

Copyrights/Mask Works Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Item B. Copyrights/Mask Works Licenses

Country or Territory	Trademark	Licensee	Effective Date	Expiration Date

ANNEX I

to Security Agreement

SUPPLEMENT TO

PLEDGE AND SECURITY AGREEMENT

This SUPPLEMENT, dated as of _______, 20__(this “Supplement”), is to the Pledge and Security Agreement, dated as of June 22, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of June [•], 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between TransMedics, Inc., a Delaware corporation (the “Borrower”) and the Lender, the Lender has extended a Commitment to make the Loans to the Borrower;

WHEREAS, pursuant to the provisions of Section 7.6 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Lender to continue to extend Loans under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Lender, as follows.

SECTION 1. Party to Security Agreement, Etc. In accordance with the terms of the Security Agreement, by its signature below, each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2. Schedules. Each of the undersigned Grantors hereby authorizes the Lender to add the information set forth on the Schedules to this Supplement to the correlative Schedules attached to the Security Agreement.

SECTION 3. Representations. Each of the undersigned Grantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 5. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

SECTION 6. Governing Law, Entire Agreement, Etc. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 7. Effective. This Supplement shall become effective when a counterpart hereof executed by the Grantor shall have been received by the Lender. Delivery of an executed counterpart of a signature page to this Supplement by email (e.g., “pdf’ or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:

Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:

Name:
Title:

[COPY SCHEDULES FROM SECURITY AGREEMENT]